As filed with the Securities and Exchange Commission on November 21, 2012

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lincoln National Corporation
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation or Organization)

35-1140070
(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

LNL Agents’ 401(k) Savings Plan
(Full Title of Plan)

Adam G. Ciongoli
Executive Vice President & General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):  Large accelerated filer [X]   Accelerated filer [  ] Non-accelerated filer [  ]      Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed Maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (no par value)(3)	3,555,664(1)	23.11(2)	$82,171,396	$11,209

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are being registered such additional shares as may be issuable pursuant to the anti-dilution provisions of The Lincoln National Life Insurance Company (“LNL”) Agents’ Savings and Profit-Sharing Plan (the “Plan”), by reason of stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act based upon the average of the high and low sale prices of LNC’s Common Stock on November 14, 2012 as reported on the New York Stock Exchange composite transactions tape.  Pursuant to Rule 457(p), $5,014 of the fee that has already been paid with respect to the initial offering price ($89,840,000) for a portion of the securities that were previously registered pursuant to Lincoln National Corporation’s Registration Statement Form S-3 (Registration No. 333-163672) filed on December 11, 2009, and were not sold thereunder, is being used to offset the registration fee due herewith.

(3) Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus, which also relates to Lincoln National Corporation's Registration Statement on Form S-3, Registration Nos. 333-131943 and 333-163672 and the Registration Statement on Form S-1 of LNL Agents’ 401(k) Savings Plan formerly known as The Lincoln National Life Insurance Company (“LNL”) Agents’ Savings and Profit-Sharing Plan, Registration No. 333-163855 (the "Prior Registration Statements”).  This Registration Statement also constitutes the third post-effective amendment to the Prior Registration Statements. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus included in this Registration Statement is a combined prospectus pursuant to Rule 429 of the Securities Act of 1933, as amended.  The combined prospectus relates to this Registration Statement as well as a Registration Statement on Form S-1 registering the interests in LNL Agents’ 401(k) Savings Plan formerly known as The Lincoln National Life Insurance Company Agents’ Savings and Profit Sharing Plan.  The portions of the prospectus relating to each Registration Statement are being combined into a single prospectus as a matter of convenience for the participants in LNL Agents’ 401(k) Savings Plan.

The information included in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2012

3,555,664 Shares

LINCOLN NATIONAL CORPORATION
COMMON STOCK
(No Par Value)

And

 RELATED PLAN INTERESTS

Offered as set forth in this Prospectus pursuant to the

LNL AGENTS’ 401(k) SAVINGS PLAN

This prospectus relates to 3,555,664 shares of the Common Stock of Lincoln National Corporation to be offered and sold to eligible agents of The Lincoln National Life Insurance Company and certain of its affiliated entities under the LNL Agents’ 401(k) Savings Plan, which we refer to in this prospectus as the “Plan.”  This prospectus also relates to an indeterminate number of Plan interests in LNL Agents’ 401(k) Savings Plan, which are referred to as “Plan Interests” in this prospectus. The Plan Interests do not carry separate voting rights.

Our Common Stock is listed on the New York Stock Exchange under the symbol “LNC.” On November 16, 2012, the last reported sale price of our Common Stock on the New York Stock Exchange composite transaction tape was $23.80 per share.  The Plan Interests are not listed for trading on any securities exchange or included in any automated quotation system.  We will not apply to list the Plan Interests on any securities exchange or to include the Plan Interests in any automated quotation system.

Each investment option offered to participants under the Plan, referred to as investment options or separate accounts, has its own investment objectives or goals and strategies for meeting those objectives.  Investing in each option involves risks, including possible loss of principal, and there is no guarantee that an option will achieve its stated investment objectives.  If an option’s investment manager makes incorrect judgments about the markets, the economy, or companies, the return on a participant’s investment may be adversely affected.  Investments in any of these options are not bank deposits and are not endorsed, insured, or guaranteed by the Federal Deposit Insurance Corporation (FDIC), any government agency, or bank.

Investing in our Common Stock involves risks.  See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 21, 2012

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ABOUT THIS PROSPECTUS

This prospectus also constitutes a Summary Plan Description, and highlights the key features of the Plan.  This prospectus does not describe all the details of the Plan. The Plan Document explains your benefits, rights and responsibilities in more detail, and is the controlling document in the case of any discrepancy between this prospectus and the Plan Document.  It is important for you to read and consider all information contained in this prospectus in making your investment decision.  You should also read and consider the additional information under the caption “Where You Can Find More Information.”  You should rely only on information in this prospectus, the Plan Document or information to which we have referred you.  We have not authorized anyone to provide you with information that is different.  We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.  The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information.  Our business, financial condition, results of operations and prospectus may have changed since those dates.

If you have any questions about the Plan that are not answered in this Prospectus, or if you would like a copy of the Plan Document, such additional information can be obtained (without charge) from the Lincoln National Corporation Benefits Committee, c/o George A. Murphy, 150 N. Radnor Chester Road, Building A, 3rd Floor, Radnor, PA  19087-5238.

IRS CIRCULAR 230 NOTICE: As required by the IRS, we inform you that any tax advice contained in this Prospectus was not intended or written to be used or referred to, and cannot be used or referred to (i) for the purpose of avoiding penalties under the Internal Revenue Code, or (ii) in promoting, marketing, or recommending to another party any transaction or matter addressed in this Prospectus.  Individuals should seek tax advice based on their own particular circumstances from an independent tax advisor.

Unless otherwise indicated, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation together with its subsidiaries and affiliates.

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TABLE OF CONTENTS

General Information	1
Forward Looking Statements-Cautionary Language	1
Risk Factors	3
Summary of the Plan	19
Eligibility and Participation	19
Participant Contributions	20
Company Contributions	22
Account Statements	23
Limitations on Contributions	23
Expenses of the Plan	24
Vesting	24
Distributions From the Plan	25
Participant Loans	27
Lump Sum Distributions	28
Periodic Payments of Distributions	29
Fractional Shares	30
Beneficiary Designation	30
Assignment and Qualified Domestic Relations Orders	31
Amendment or Termination of the Plan	31
Administration of the Plan	32
Federal Income Tax Consequences	32
Your Rights and Protections Under ERISA	34
ERISA Claims Procedures	36
Important Information About This Plan	36
Valuation of Investments	38
Your Investment Options	38
Plan Interests are Securities	53
Lincoln National Corporation Common Stock and Preferred Stock	53
Experts	56
Legal Matters	57
Where You Can Find More Information	57
Documents Incorporated By Reference	57

REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS
THE COM MISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

iii

GENERAL INFORMATION

The Lincoln National Life Insurance Company’s (“LNL”) Board of Directors first adopted the Plan on May 11, 1978 for the benefit of eligible participants and those of participating affiliates.  The Plan became effective January 1, 1979.

The Plan provides eligible participants serving as independent contractors to us with a convenient and systematic method of saving.  Under the Plan, there are currently seventeen (17) investment Accounts, one of which is the LNC Stock Fund (see the section entitled “Investment of Contributions”). Wilmington Trust Company, Wilmington, Delaware, is the Plan Trustee of the Plan (see the sections entitled “Administration of the Plan” and “Plan Trustee”).

LNC is a holding company, which operates multiple insurance and retirement businesses through subsidiary companies.  Through our business segments, we sell a wide range of wealth protection, accumulation and retirement income products and solutions.  These products include fixed and indexed annuities, variable annuities, universal life insurance (“UL”), variable universal life insurance (“VUL”), linked-benefit UL, term life insurance, employer-sponsored retirement plans and services, and group life, disability and dental.    LNC was organized under the laws of the state of Indiana in 1968.  We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania.  “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.  As of September 30, 2012, LNC had consolidated assets of $215.5 billion and consolidated stockholders’ equity of $15.2 billion. For the nine months ended September 30, 2012, LNC had total revenue of $8.6 billion and net income of $971 million.  For the year ended December 31, 2011, LNC had total revenue of $10.6 billion and net income of $294 million.

We provide products and services and report results through the following four business segments:
Annuities, Retirement Plan Services, Life Insurance and Group Protection.

We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.  Other Operations also includes investments related to the excess capital in our insurance subsidiaries; investments in media properties and other corporate investments; benefit plan net liability; the unamortized deferred gain on indemnity reinsurance related to the sale of reinsurance to Swiss Re Life & Health America Inc., referred to as “Swiss Re,” in 2001; the results of certain disability income business; our run-off institutional pension business; and debt costs.

Our former subsidiaries, Delaware Management Holdings, Inc. and Lincoln UK are reported in discontinued operations for all periods presented. See “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Acquisitions and Dispositions” and “Part II—Item 8. Financial Statements and Supplementary Data—Note 3” in our Annual Report on Form 10-K for the year ended December 31, 2011.

The following description of the Plan is a summary of its key terms and provisions. The statements contained in this prospectus concerning the Plan are qualified in their entirety by reference to the terms of the Plan itself, which is the legally controlling document. Eligible participants and their beneficiaries may obtain copies of the Plan upon request, or review them at our principal executive office.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.  We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•
Deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels, claims experience and the level of pension benefit costs, funding and investment results;

•
Adverse global capital and credit market conditions could affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•
Because of our holding company structure, the inability of our subsidiaries to pay dividends to the holding company in sufficient amounts could harm the holding company’s ability to meet its obligations;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our subsidiaries’ products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserve requirements related to secondary guarantee universal life and annuities; regulations regarding captive reinsurance arrangements; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. federal tax reform;

•	Declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits (“EGPs”) and demand for our products;
•
Uncertainty about the effect of rules and regulations to be promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act on us and the economy and the financial services sector in particular;

•
The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as:  adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•
A decline in the equity markets causing a reduction in the sales of our subsidiaries’ products, a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products, an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”) and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•
Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•
Changes in GAAP, including the potential incorporation of International Financial Reporting Standards (“IFRS”) into the U.S. financial reporting system, that may result in unanticipated changes to our net income;

•
Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•
Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain investments in our portfolios, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on investments;

•	Inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others;
•	Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems;
•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•	The adequacy and collectibility of reinsurance that we have purchased;
•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•
The unknown effect on our subsidiaries’ businesses resulting from changes in the demographics of their client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, financial planners or wholesalers.

The risks included here are not exhaustive.  “Risk Factors” below as well as LNC’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission (“SEC”) include additional factors that could impact LNC’s business and financial performance, which are incorporated herein by reference.  Moreover, we operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

RISK FACTORS

You should carefully consider the risks described below and those incorporated by reference into this prospectus before making an investment decision in the Plan generally, or in the LNC Stock Fund specifically.  The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our Common Stock could decline substantially.  In addition, there are risks in investing your money in the investment choices offering under the Plan.  These risks are discussed with the description of each investment option.

Legislative, Regulatory and Tax

Our businesses are heavily regulated and changes in regulation may affect our insurance subsidiary capital requirements or reduce our profitability.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business.  The supervision and regulation relate to numerous aspects of our business and financial condition.  The primary purpose of the supervision and regulation is the protection of our insurance contract holders, and not our investors.  The extent of regulation varies, but generally is governed by state statutes.  These statutes delegate regulatory, supervisory and administrative authority to state insurance departments.  This system of supervision and regulation covers, among other things:

•	Standards of minimum capital requirements and solvency, including RBC measurements;
•	Restrictions of certain transactions between our insurance subsidiaries and their affiliates;
•	Restrictions on the nature, quality and concentration of investments;
•	Restrictions on the types of terms and conditions that we can include in the insurance policies offered by our primary insurance operations;
•	Limitations on the amount of dividends that insurance subsidiaries can pay;
•	The licensing status of the company;
•	Certain required methods of accounting;
•	Reserves for unearned premiums, losses and other purposes; and
•
Assignment of residual market business and potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

Although we endeavor to maintain all required licenses and approvals, our businesses may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time.  Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals.  If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines.  Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.  As of December 31, 2011, no state insurance regulatory authority had imposed on us any substantial fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries, which would have a material adverse effect on our results of operations or financial condition.

In addition, Lincoln Financial Advisors, Lincoln Financial Securities and LFD, as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and FINRA.  These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations.

Recently, there has been an increase in potential federal initiatives that would affect the financial services industry.   On July 21, 2010, President Obama signed into law the Dodd-Frank Act, a wide-ranging Act that includes a number of reforms of the financial services industry and financial products.  The Dodd-Frank Act includes, among other things, changes to the rules governing derivatives; restrictions on proprietary trading by certain entities; the imposition of capital and leverage requirements on bank and savings and loan holding companies; a study by the SEC of the rules governing broker-dealers and investment advisers with respect to individual investors and investment advice, followed potentially by rulemaking; the creation of a new Federal Insurance Office within the U.S. Treasury to gather information regarding the insurance industry; the creation of a resolution authority to unwind failing institutions, funded on a post-event basis; the creation of a new Consumer Financial Protection Bureau to protect consumers of certain financial products; and changes to executive compensation and certain corporate governance rules, among other things.  The Dodd-Frank Act requires significant rulemaking across numerous agencies within the federal government.  Although the rulemaking process began in the second half of 2010, it is proceeding substantially slower than the aggressive schedule contemplated at the time of enactment.  Consequently, the ultimate impact of these provisions on our businesses (including product offerings), results of operations, liquidity or capital resources is currently indeterminable.

Many of the foregoing regulatory or governmental bodies have the authority to review our products and business practices and those of our agents and employees.  In recent years, there has been increased scrutiny of our businesses by these bodies, which has included more extensive examinations, regular sweep inquiries and more detailed review of disclosure documents.  These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper.  These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Changes to the calculation of reserves and attempts to mitigate the impact of Regulation XXX and Actuarial Guideline 38 may fail in whole or in part resulting in an adverse effect on our financial condition and results of operations.

The Valuation of Life Insurance Policies Model Regulation (“XXX”) requires insurers to establish additional statutory reserves for term life insurance policies with long-term premium guarantees and universal life (“UL”) policies with secondary guarantees.  In addition, Actuarial Guideline 38 (“AG38”), commonly known as “AXXX,” clarifies the application of XXX with respect to certain UL insurance policies with secondary guarantees.  Virtually all of our newly issued term and the majority of our newly issued UL insurance products are affected by XXX and AG38.  The application of both AG38 and XXX involve numerous interpretations.

On September 12, 2012, the National Association of Insurance Commissioners (“NAIC”) adopted revisions to AG38.  Effective for year-end 2012, reserves on in-force business written between July 1, 2005, and December 31, 2012, will be subject to a new minimum floor calculation.  This floor calculation is based on assumptions that are generally consistent with the principles-based reserving framework developed by the NAIC.  While there are certain judgmental interpretive issues with the floor calculation, at this point, we do not expect the AG38 revisions to have a material impact on our total in-force reserves.  Reserves on new business written after December 31, 2012, will be calculated using a modified formulaic approach that will generally result in higher reserves.

We have implemented, and plan to continue to implement, reinsurance and capital management actions to mitigate the capital impact of XXX and AG38, including the use of letters of credit to support the reinsurance provided by captive reinsurance subsidiaries.  These arrangements are subject to review by state insurance regulators and rating agencies.  For example, the NAIC has established a subgroup to study the use of captives and special purpose vehicles to transfer insurance risk in relation to existing state laws and regulations.  Therefore, we cannot provide assurance regarding what, if any, regulatory, rating agency or other reactions may be to the actions we have taken to date or the impact of any potential reactions.

We also cannot provide assurance that we will be able to continue to implement actions to mitigate the impact of XXX or AG38 on future sales of term and UL insurance products.  If we are unable to continue to implement those actions, we may have lower returns on such products sold than we currently anticipate and/or reduce our sales of these products.

Changes in U.S. federal income tax law could increase our tax costs and make the products that we sell less desirable.

Changes to the Internal Revenue Code, administrative rulings or court decisions could increase our effective tax rate, make our products less desirable and lower our net income.  For example, on February 14, 2011, the Obama Administration released its fiscal year 2012 budget proposal including proposals which, if enacted, would affect the taxation of life insurance companies and certain life insurance products.  If enacted into law, the statutory changes contemplated by the Administration’s revenue proposals would, among other things, change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the dividend received deduction.  The dividend received deduction reduces the amount of dividend income subject to tax and is a significant component of the difference between our actual tax expense and expected amount determined using the federal statutory tax rate of 35%.  Our income tax provision for the year ended December 31, 2011, included a separate account dividend received deduction benefit of $112 million.  In addition, the proposals would affect the treatment of COLI policies by limiting the availability of certain interest deductions for companies that purchase those policies.  If proposals of this type were enacted, our sale of COLI, variable annuities and variable life products could be adversely affected and our actual tax expense could increase, reducing earnings.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We are, and in the future may be, subject to legal and regulatory actions in the ordinary course of our insurance and retirement operations.  Pending legal actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate.  Some of these proceedings have been brought on behalf of various alleged classes of complainants.  In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.  Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects.  See Note 13 for a description of legal and regulatory proceedings and actions.  These actions include ongoing audits on behalf of multiple states’ treasury and controllers’ offices for compliance with laws and regulations concerning the identification, reporting and escheatment of unclaimed contract benefits or abandoned funds.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are prepared in accordance with GAAP as identified in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification TM (“ASC”).  From time to time, we are required to adopt new or revised accounting standards or guidance that are incorporated into the FASB ASC.  It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

For example, the FASB issued Accounting Standards Update (“ASU”) No. 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” (“ASU 2010-26”), which clarifies the types of costs that insurance companies may capitalize and amortize over the life of the business.  ASU 2010-26 significantly reduces the amount of acquisition cost that we will be able to defer in connection with sales of our insurance products.  Although this will not affect the ultimate profitability of our products, we expect it could materially alter the pattern of our earnings.  For further information, see “Part II – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – DAC, VOBA, DSI and DFEL – New DAC Methodology.”

In addition, the FASB is working on several projects with the International Accounting Standards Board, which could result in significant changes as GAAP and International Financial Reporting Standards (“IFRS”) attempt to converge, including how we account for our insurance contracts and financial instruments and how our financial statements are presented.  Furthermore, the SEC is considering whether and how to incorporate IFRS into the U.S. financial reporting system.  The accounting changes being proposed by the FASB may result in a complete change to how we account for and report significant areas of our business, such as insurance contracts and deferred acquisition costs (“DAC”).  The effective dates and transition methods are not known; however, issuers may be required to or may choose to adopt the new standards retrospectively.  In this case, the issuer will report results under the new accounting method as of the effective date, as well as for all periods presented.  The changes to GAAP and potential incorporation of IFRS into the U.S. financial reporting system will impose special demands on issuers in the areas of governance, employee training, internal controls, contract fulfillment and disclosure and will likely affect how we manage our business, as it will likely affect other business processes such as design of compensation plans, product design, etc.

Anti-takeover provisions could delay, deter or prevent our change in control, even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law.  Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us.  Also, provisions in our articles of incorporation, bylaws and other agreements to which we are a party could delay, deter or prevent our change in control, even if a change in control would be beneficial to shareholders.  In addition, under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent.  One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an “interested shareholder”) for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by the board of directors prior to such person becoming an interested shareholder.  In addition, our articles of incorporation contain a provision requiring holders of at least three-fourths of our voting shares then outstanding and entitled to vote at an election of directors, voting together, to approve a transaction with an interested shareholder rather than the simple majority required under Indiana law.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control.  As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled.  The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval.  Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company or insurance company.  “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Market Conditions

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world.  Concerns over the viability of the European Union and its ability to resolve the European debt crisis, the ability of the U.S. government to reign in the U.S. deficit, continued high unemployment and a stagnant real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward.  These events may have an adverse effect on us given our credit and equity market exposure.  Our revenues are likely to decline in such circumstances and our profit margins could erode.  In addition, in the event of extreme prolonged market events, such as the global credit crisis and recession that occurred during 2008 and 2009, we could incur significant losses.  Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, domestic and foreign government spending, the volatility and strength of the capital markets, the potential for inflation or deflation and uncertainty over domestic and foreign government actions all affect the business and economic environment and, ultimately, the amount and profitability of our business.  In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected.  In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies.  Our contract holders may choose to defer paying insurance premiums or stop paying insurance premiums altogether.  Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.

Changes in interest rates and sustained low interest rates may cause interest rate spreads to decrease and changes in interest rates may also result in increased contract withdrawals.

Interest rate fluctuations and/or a sustained period of low interest rates could negatively affect our profitability.  Some of our products, principally fixed annuities, interest-sensitive whole life, UL and the fixed portion of VUL, have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our spread, or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts.  Spreads are an important component of our net income.  Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations.

In periods when interest rates are declining or remain at low levels, we may have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments reducing our spread.  Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbates this risk.  Lowering interest crediting rates helps to mitigate the effect of spread compression on some of our products.  However, because we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our contracts have guaranteed minimum interest or crediting rates, our spreads could still decrease.  As of December 31, 2011, 85% of our annuities business, 93% of our retirement plan services business and 92% of our life insurance business with guaranteed minimum interest or crediting rates are at their guaranteed minimums.

Our expectation for future spreads is an important component in the amortization of DAC and value of business acquired (“VOBA”) as it affects the future profitability of the business.  Currently, new money rates continue to be at historically low levels.  The Federal Reserve Board recently announced that it will keep rates low until at least late 2014.  If interest rates were to remain low over a sustained period of time, this will put additional pressure on our spreads, potentially resulting in unlocking of our DAC and VOBA assets, thereby reducing net income in the affected reporting period.  We would expect the effect to be most pronounced in our Life Insurance segment.  For additional information on interest rate risks, see “Part II – Item 7A. Quantitative and Qualitative Disclosures About Market Risk – Interest Rate Risk.”

A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations.  During periods of sustained lower interest rates, our recorded policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened, thereby reducing net income in the affected reporting period.  Accordingly, declining interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability.

Increases in market interest rates may also negatively affect our profitability.  In periods of rapidly increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest-sensitive products competitive.  We therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets.  Increases in interest rates may cause increased surrenders and withdrawals of insurance products.  In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to buy products with perceived higher returns.  This process may lead to a flow of cash out of our businesses.  These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses.  A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds.  Furthermore, unanticipated increases in withdrawals and termination may cause us to unlock our DAC and VOBA assets, which would reduce net income.  An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio.  An increase in interest rates could also result in decreased fee income associated with a decline in the value of variable annuity account balances invested in fixed income funds.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee revenue that we earn on equity-based variable annuities and VUL insurance policies is based primarily upon account values.  Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee revenue.  Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee revenue resulting from strong equity markets increases the expected gross profits (“EGPs) from variable insurance products as do better than expected lapses, mortality rates and expenses.  As a result, higher EGPs may result in lower net amortized costs related to DAC, deferred sales inducements (“DSI”), VOBA, deferred front-end loads (“DFEL”) and changes in future contract benefits.  However, a decrease in the equity markets, as well as worse than expected increases in lapses, mortality rates and expenses, depending upon their significance, may result in higher net amortized costs associated with DAC, DSI, VOBA, DFEL and changes in future contract benefits and may have a material adverse effect on our results of operations and capital resources.  If we were to have unlocked our reversion to the mean (“RTM”) assumption in the corridor as of December 31, 2011, we would have recorded a favorable prospective unlocking of approximately $175 million, pre-tax, for our Annuities segment, approximately $20 million, pre-tax for our Retirement Plan Services segment and approximately $15 million, pre-tax, for our Life Insurance segment.  For further information about our RTM process, see “Critical Accounting Policies and Estimates – DAC, VOBA, DSI and DFEL – Reversion to the Mean” in the MD&A.

Changes in the equity markets, interest rates and/or volatility affect the profitability of our products with guaranteed benefits; therefore, such changes may have a material adverse effect on our business and profitability.

Certain of our variable annuity products include guaranteed benefit riders.  These include GDB, GWB and GIB riders.  Our GWB, GIB and 4LATER® (a form of GIB rider) features have elements of both insurance benefits accounted for under the Financial Services – Insurance – Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC (“benefit reserves”) and embedded derivatives accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC (“embedded derivative reserves”).  We calculate the value of the embedded derivative reserve and the benefit reserves based on the specific characteristics of each guaranteed living benefit feature.  The amount of reserves related to GDB for variable annuities is tied to the difference between the value of the underlying accounts and the GDB, calculated using a benefit ratio approach.  The GDB reserves take into account the present value of total expected GDB payments, the present value of total expected GDB assessments over the life of the contract, claims paid to date and assessments to date.  Reserves for our GIB and certain GWB with lifetime benefits are based on a combination of fair value of the underlying benefit and a benefit ratio approach that is based on the projected future payments in excess of projected future account values.  The benefit ratio approach takes into account the present value of total expected GIB payments, the present value of total expected GIB assessments over the life of the contract, claims paid to date and assessments to date.  The amount of reserves related to those GWB that do not have lifetime benefits is based on the fair value of the underlying benefit.

Both the level of expected payments and expected total assessments used in calculating the reserves not carried at fair value are affected by the equity markets.  The liabilities related to fair value are impacted by changes in equity markets, interest rates and volatility.  Accordingly, strong equity markets, increases in interest rates and decreases in volatility will generally decrease the reserves calculated using fair value.  Conversely, a decrease in the equity markets along with a decrease in interest rates and an increase in volatility will generally result in an increase in the reserves calculated using fair value.

Increases in reserves would result in a charge to our earnings in the quarter in which the increase occurs.  Therefore, we maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits.  However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, high levels of volatility in the equity markets and derivatives markets, extreme swings in interest rates, contract holder behavior different than expected, a strategic decision to under- or over-hedge in reaction to extreme market conditions or inconsistencies between economic and statutory reserving guidelines and divergence between the performance of the underlying funds and hedging indices.  For example, for the years ended December 31, 2011, 2010 and 2009, we experienced a breakage on our variable annuity net derivatives results of  $(106) million, $(27) million and $103 million, respectively, pre-tax and before the associated amortization of DAC, VOBA, DSI and DFEL and changes in other contract holder funds and funds withheld reinsurance liabilities.  Breakage is defined as the difference between the change in the value of the liabilities, excluding the amount related to the non-performance risk component, and the change in the fair value of the derivatives.  Breakage can be positive or negative.  The non-performance risk factor is required under the Fair Value Measurements and Disclosures Topic of the FASB ASC, which requires us to consider our own credit standing, which is not hedged, in the valuation of certain of these liabilities.  A decrease in our own credit spread could cause the value of these liabilities to increase, resulting in a reduction to net income.  Conversely, an increase in our own credit spread could cause the value of these liabilities to decrease, resulting in an increase to net income.

In addition, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay, and we are also subject to the risk that the cost of hedging these guaranteed benefits increases, resulting in a reduction to net income.  These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity.

Liquidity and Capital Position

Adverse capital and credit market conditions may affect our ability to meet liquidity needs, access to capital and cost of capital.

We need liquidity to pay our operating expenses, interest on our debt and dividends on our capital stock, to maintain our securities lending activities and to replace certain maturing liabilities.  Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer.  When considering our liquidity and capital position, it is important to distinguish between the needs of our insurance subsidiaries and the needs of the holding company.

For our insurance and other subsidiaries, the principal sources of liquidity are insurance premiums and fees, annuity considerations and cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash.

In the event that current resources do not satisfy our needs, we may have to seek additional financing.  The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn.  Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.  See “Item 7. MD&A – Review of Consolidated Financial Condition – Liquidity and Capital Resources – Sources of Liquidity and Cash Flows” for a description of our credit ratings.  Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations.  Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business.  As such, we may be forced to delay raising capital, issue shorter term securities than we prefer or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility.  Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

We are a holding company and we have no direct operations.  Our principal asset is the capital stock of our insurance subsidiaries.  Our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders, repurchase our securities and pay corporate expenses depends primarily on the ability of our subsidiaries to pay dividends or to advance or repay funds to us.  Under Indiana laws and regulations, our Indiana insurance subsidiaries, including LNL, our primary insurance subsidiary, may pay dividends to us without prior approval of the Commissioner up to a certain threshold, or must receive prior approval of the Commissioner to pay a dividend if such dividend, along with all other dividends paid within the preceding 12 consecutive months exceed the statutory limitation.  The current Indiana statutory limitation is the greater of 10% of the insurer’s contract holders’ surplus, as shown on its last annual statement on file with the Commissioner or the insurer’s statutory net gain from operations for the prior calendar year.

In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies.  These regulations specify that the minimum reserves shall be calculated to be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on certain specified mortality and morbidity tables, interest rates and methods of valuation, which are subject to change.  In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments.  At times, we may determine that reserves in excess of the minimum may be needed to ensure sufficiency.

Changes in, or reinterpretations of, these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses.  Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to the holding company.  See “Legislative, Regulatory and Tax – Changes to the calculation of reserves and attempts to mitigate the impact of Regulation XXX and Actuarial Guideline 38 may fail in whole or in part resulting in an adverse effect on our financial condition and results of operations” above for additional information on potential changes in these laws.

The earnings of our insurance subsidiaries impact contract holders’ surplus.  Lower earnings constrain the growth in our insurance subsidiaries’ capital, and therefore, can constrain the payment of dividends and advances or repayment of funds to us.

In addition, the amount of surplus that our insurance subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses.  Notwithstanding the foregoing, we believe that our insurance subsidiaries have sufficient liquidity to meet their contract holder obligations and maintain their operations.

A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in reserving requirements, such as AG38 and principles-based reserving, our inability to secure capital market solutions to provide reserve relief, such as issuing letters of credit to support captive reinsurance structures, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments that do not get hedge accounting, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. The RBC ratio is also affected by the product mix of the in-force book of business (i.e., the amount of business without guarantees is not subject to the same level of reserves as the business with guarantees).  Most of these factors are outside of our control.  Our credit and insurer financial strength ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries.  The RBC ratio of LNL is an important factor in the determination of the credit and financial strength ratings of LNC and its subsidiaries.  In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings.  In addition, in extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees may increase at a rate greater than the rate of change of the markets.  Increases in reserves reduce the statutory surplus used in calculating our RBC ratios.  To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing, which may be on terms not as favorable as in the past.  Alternatively, if we were not to raise additional capital in such a scenario, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies.  For more information on risks regarding our ratings, see “Covenants and Ratings – A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors” below.

Assumptions and Estimates

Our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims.  For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policies, the timing of the events covered by the insurance policies, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

The sensitivity of our statutory reserves and surplus established for our variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline.  The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance.  Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain.  Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims.  If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims.  Increases in reserves have a negative effect on income from operations in the quarter incurred.

If our businesses do not perform well and/or their estimated fair values decline or the price of our common stock does not increase, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

Goodwill represents the excess of the acquisition price incurred to acquire subsidiaries and other businesses over the fair value of their net assets as of the date of acquisition.  As of December 31, 2011, we had a total of $2.3 billion of goodwill on our Consolidated Balance Sheets, of which $1.5 billion related to our Life Insurance segment and $440 million related to our Annuities segment.  We test goodwill at least annually for indications of value impairment with consideration given to financial performance, merger and acquisitions and other relevant factors.  In addition, certain events, including a significant and adverse change in legal factors, accounting standards or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause us to review the carrying amounts of goodwill for impairment.  Impairment testing is performed based upon estimates of the fair value of the “reporting unit” to which the goodwill relates.  As of December 31, 2011, we recorded a goodwill impairment of $747 million, primarily related to our Life Insurance segment.  Subsequent reviews of goodwill could result in impairment of goodwill, and such write downs could have a material adverse effect on our net income and book value, but will not affect the statutory capital of our insurance subsidiaries.  For more information on goodwill, see Note 10 and “Critical Accounting Policies and Estimates – Goodwill and Other Intangible Assets” in the MD&A.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities.  Deferred tax assets are assessed periodically by management to determine if they are realizable.  As of December 31, 2011, we had a deferred tax asset of $2.5 billion.  Factors in management’s determination include the performance of the business, including the ability to generate capital gains from a variety of sources and tax planning strategies.  If, based on available information, it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income.  Such valuation allowance could have a material adverse effect on our results of operations and financial position.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class.  Such evaluations and assessments are revised as conditions change and new information becomes available.  Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.  There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements.  Furthermore, additional impairments may need to be taken or allowances provided for in the future.  Historical trends may not be indicative of future impairments or allowances.

We regularly review our available-for-sale (“AFS”) securities for declines in fair value that we determine to be other-than-temporary.  For an equity security, if we do not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, we conclude that an other-than-temporary impairment (“OTTI”) has occurred, and the amortized cost of the equity security is written down to the current fair value, with a corresponding change to realized gain (loss) on our Consolidated Statements of Income (Loss).  When assessing our ability and intent to hold the equity security to recovery, we consider, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of decline, a fundamental analysis of the liquidity, business prospects and overall financial condition of the issuer.

For a debt security, if we intend to sell a security or it is more likely than not we will be required to sell a debt security before recovery of its amortized cost basis and the fair value of the debt security is below amortized cost, we conclude than an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized loss on our Consolidated Statements of Income.  If we do not intend to sell a debt security or it is not more likely than not we will be required to sell a debt security before recovery of its amortized cost basis but the present value of the cash flows expected to be collected is less than the amortized cost of the debt security (referred to as the credit loss), we conclude that an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized loss on our Consolidated Statements of Income (Loss), as this is also deemed the credit portion of the OTTI.  The remainder of the decline to fair value is recorded in other comprehensive income (loss) (“OCI”) to unrealized OTTI on AFS securities on our Consolidated Statements of Stockholders’ Equity, as this is considered a noncredit (i.e., recoverable) impairment.  Net OTTI recognized in net income (loss) was $118 million, $152 million and $392 million, pre-tax, for the years ended December 31, 2011, 2010 and 2009, respectively.  The portion of OTTI recognized in OCI for the years ended December 31, 2011 and 2010, was $47 million and $88 million, pre-tax, respectively.

Related to our unrealized losses, we establish deferred tax assets for the tax benefit we may receive in the event that losses are realized.  The realization of significant realized losses could result in an inability to recover the tax benefits and may result in the establishment of valuation allowances against our deferred tax assets.  Realized losses or impairments may have a material adverse impact on our results of operations and financial position.

Our valuation of fixed maturity, equity and trading securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity, equity and trading securities and short-term investments, which are reported at fair value on our Consolidated Balance Sheets, represented the majority of our total cash and invested assets.  Pursuant to the Fair Value Measurements and Disclosures Topics of the FASB ASC, we have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique.  The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The determination of fair values in the absence of quoted market prices is based on valuation methodologies, securities we deem to be comparable and assumptions deemed appropriate given the circumstances.  The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.  Factors considered in estimating fair value include coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer and quoted market prices of comparable securities.  The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of significantly increasing/decreasing or high/low interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain securities if trading becomes less frequent and/or market data becomes less observable.  There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment.  In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment.  As such, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods which are more sophisticated or require greater estimation, thereby resulting in values which may be less than the value at which the investments may be ultimately sold.  Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly.  Decreases in value may have a material adverse effect on our results of operations or financial condition.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance.

We reinsure a significant amount of the mortality risk on fully underwritten, newly issued, individual life insurance contracts.  We regularly review retention limits for continued appropriateness and they may be changed in the future.  If we were to experience adverse mortality or morbidity experience, a significant portion of that would be reimbursed by our reinsurers.  Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers not willing to offer coverage.  If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums.  If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes may adversely impact liabilities for contract holder claims and the availability of reinsurance.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism, natural disaster or other event that causes a large number of deaths or injuries.  Significant influenza pandemics have occurred three times in the last century, but the likelihood, timing or severity of a future pandemic cannot be predicted.  Additionally, the impact of climate change could cause changes in weather patterns, resulting in more severe and more frequent natural disasters such as forest fires, hurricanes, tornados, floods and storm surges.  In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims.  These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event.  Pandemics, natural disasters and man-made catastrophes, including terrorism, may produce significant damage in larger areas, especially those that are heavily populated.  Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition.  Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries.  Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event.  We cannot be certain that the liabilities we have established or applicable reinsurance will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Operational Matters

Our enterprise risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

We have devoted significant resources to develop our enterprise risk management policies and procedures and expect to continue to do so in the future.  Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective.  Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models.  As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths.  Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.  Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

We face a risk of non-collectibility of reinsurance, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as “ceding”).  As of December 31, 2011, we ceded $331.7 billion of life insurance in force to reinsurers for reinsurance protection.  Although reinsurance does not discharge our subsidiaries from their primary obligation to pay contract holders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk.  As of December 31, 2011, we had $6.5 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts.  Of this amount, $2.8 billion related to the sale of our reinsurance business to Swiss Re in 2001 through an indemnity reinsurance agreement.  Swiss Re has funded a trust to support this business.  The balance in the trust changes as a result of ongoing reinsurance activity and was $2.2 billion as of December 31, 2011.  Furthermore, approximately $1.0 billion of the Swiss Re treaties are funds withheld structures where we have a right of offset on assets backing the reinsurance receivables.

The balance of the reinsurance is due from a diverse group of reinsurers.  The collectibility of reinsurance is largely a function of the solvency of the individual reinsurers.  We perform annual credit reviews on our reinsurers, focusing on, among other things, financial capacity, stability, trends and commitment to the reinsurance business.  We also require assets in trust, letters of credit or other acceptable collateral to support balances due from reinsurers not authorized to transact business in the applicable jurisdictions.  Despite these measures, a reinsurer’s insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract, especially Swiss Re, could have a material adverse effect on our results of operations and financial condition.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people.  Intense competition exists for the key employees with demonstrated ability, and we may be unable to hire or retain such employees.  The unexpected loss of services of one or more of our key personnel could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty of promptly finding qualified replacement employees.  We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial position.  Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining key employees, including financial advisors, wholesalers and other employees, as well as independent distributors of our products.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.  Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property.  We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful.  Additionally, complex legal and factual determinations and evolving laws and court interpretations make the scope of protection afforded our intellectual property uncertain, particularly in relation to our patents.  While we believe our patents provide us with a competitive advantage, we cannot be certain that any issued patents will be interpreted with sufficient breadth to offer meaningful protection.  In addition, our issued patents may be successfully challenged, invalidated, circumvented or found unenforceable so that our patent rights would not create an effective competitive barrier.  The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights.  Third parties may have, or may eventually be issued, patents that could be infringed by our products, methods, processes or services.  Any party that holds such a patent could make a claim of infringement against us.  We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights.  Any such claims and any resulting litigation could result in significant liability for damages.  If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our information systems may experience interruptions or breaches in security.

Our information systems are critical to the operation of our business.  We collect, process, maintain, retain and distribute large amounts of personal financial and health information and other confidential and sensitive data about our customers in the ordinary course of our business. Our business therefore depends on our customers’ willingness to entrust us with their personal information.

Any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships.  While we employ a robust and tested information security program, there can be no assurance that any such failure, interruption or security breach will not occur or, if any does occur, that it can be sufficiently remediated.  The occurrence of any such failure, interruption or security breach of our systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and financial liability.

Covenants and Ratings

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

Nationally recognized rating agencies rate the financial strength of our principal insurance subsidiaries and rate our debt.  Ratings are not recommendations to buy our securities.  Each of the rating agencies reviews its ratings periodically, and our current ratings may not be maintained in the future.

Our financial strength ratings, which are intended to measure our ability to meet contract holder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness.  A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry by making it more difficult for us to market our products as potential customers may select companies with higher financial strength ratings and by leading to increased withdrawals by current customers seeking companies with higher financial strength ratings.  This could lead to a decrease in fees as net outflows of assets increase, and therefore, result in lower fee income.  Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions.  The interest rates we pay on our borrowings are largely dependent on our credit ratings.  A downgrade of our debt ratings could affect our ability to raise additional debt, including bank lines of credit, with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital.

All of our ratings and ratings of our principal insurance subsidiaries are subject to revision or withdrawal at any time by the rating agencies, and therefore, no assurance can be given that our principal insurance subsidiaries or we can maintain these ratings.  See “Item 1. Business –   Financial Strength Ratings” and "Item 7. MD&A – Review of Consolidated Financial Condition – Liquidity and Capital Resources – Sources of Liquidity and Cash Flows”  for a description of our ratings.

We will be required to pay interest on our capital securities with proceeds from the issuance of qualifying securities if we fail to achieve capital adequacy or net income and stockholders’ equity levels.

As of December 31, 2011, we had approximately $1.2 billion in principal amount of capital securities outstanding.  All of the capital securities contain covenants that require us to make interest payments in accordance with an alternative coupon satisfaction mechanism (“ACSM”) if we determine that one of the following triggers exists as of the 30th day prior to an interest payment date, or the “determination date”:

1.  LNL’s RBC ratio is less than 175% (based on the most recent annual financial statement filed with the State of Indiana); or

2.  (i) The sum of our consolidated net income for the four trailing fiscal quarters ending on the quarter that is two quarters prior to the most recently completed quarter prior to the determination date is zero or negative, and (ii) our consolidated stockholders’ equity (excluding accumulated OCI and any increase in stockholders’ equity resulting from the issuance of preferred stock during a quarter), or “adjusted stockholders’ equity,” as of (x) the most recently completed quarter and (y) the end of the quarter that is two quarters before the most recently completed quarter, has declined by 10% or more as compared to the quarter that is ten fiscal quarters prior to the last completed quarter, or the “benchmark quarter.”

The ACSM would generally require us to use commercially reasonable efforts to satisfy our obligation to pay interest in full on the capital securities with the net proceeds from sales of our common stock and warrants to purchase our common stock with an exercise price greater than the market price.  We would have to utilize the ACSM until the trigger events above no longer existed, and, in the case of test 2 above, until our adjusted stockholders’ equity amount increased or declined by less than 10% as compared to the adjusted stockholders’ equity at the end of the benchmark quarter for each interest payment date as to which interest payment restrictions were imposed by test 2 above.

If we were required to utilize the ACSM and were successful in selling sufficient shares of common stock or warrants to satisfy the interest payment, we would dilute the current holders of our common stock.  Furthermore, while a trigger event is occurring and if we do not pay accrued interest in full, we may not, among other things, pay dividends on or repurchase our capital stock.  Our failure to pay interest pursuant to the ACSM will not result in an event of default with respect to the capital securities, nor will a nonpayment of interest, unless it lasts for ten consecutive years, although such breaches may result in monetary damages to the holders of the capital securities.

The calculations of RBC, net income (loss) and adjusted stockholders’ equity are subject to adjustments and the capital securities are subject to additional terms and conditions as further described in supplemental indentures filed as exhibits to our Forms 8-K filed on March 13, 2007, May 17, 2006, and April 20, 2006.

Certain blocks of our insurance business purchased from third-party insurers under indemnity reinsurance agreements may require us to place assets in trust, secure letters of credit or return the business, if the financial strength ratings and/or capital ratios of certain insurance subsidiaries are not maintained at specified levels.

Under certain indemnity reinsurance agreements, one of our insurance subsidiaries, LLANY, provides 100% indemnity reinsurance for the business assumed, however, the third-party insurer, or the “cedent,” remains primarily liable on the underlying insurance business.  Under these types of agreements, as of December 31, 2011, we held statutory reserves of $3.1 billion.  These indemnity reinsurance arrangements require that our subsidiary, as the reinsurer, maintain certain insurer financial strength ratings and capital ratios.  If these ratings or capital ratios are not maintained, depending upon the reinsurance agreement, the cedent may recapture the business, or require us to place assets in trust or provide letters of credit at least equal to the relevant statutory reserves.  Under the largest indemnity reinsurance arrangement, we held $2.1 billion of statutory reserves as of December 31, 2011.  LLANY must maintain an A.M. Best financial strength rating of at least B+, an S&P financial strength rating of at least BB+ and a Moody’s financial strength rating of at least Ba1, as well as maintain an RBC ratio of at least 160% or an S&P capital adequacy ratio of 100%, or the cedent may recapture the business.  Under two other arrangements, by which we established approximately $875 million of statutory reserves, LLANY must maintain an A.M. Best financial strength rating of at least B++, an S&P financial strength rating of at least BBB- and a Moody’s financial strength rating of at least Baa3.  One of these arrangements also requires LLANY to maintain an RBC ratio of at least 185% or an S&P capital adequacy ratio of 115%.  Each of these arrangements may require LLANY to place assets in trust equal to the relevant statutory reserves.  As of December 31, 2011, LLANY’s RBC ratio exceeded the required ratio.  See “Item 1. Business –   Financial Strength Ratings” for a description of our financial strength ratings.

If the cedent recaptured the business, LLANY would be required to release reserves and transfer assets to the cedent.  Such a recapture could adversely impact our future profits.  Alternatively, if LLANY established a security trust for the cedent, the ability to transfer assets out of the trust could be severely restricted, thus negatively impacting our liquidity.

Investments

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, policy loans and other limited partnership interests.  These asset classes represented 21% of the carrying value of our total cash and invested assets as of December 31, 2011.

If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset.  If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices.

We invest a portion of our invested assets in investment funds, many of which make private equity investments.  The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments.  The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict.  As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter.  Recent equity and credit market volatility may reduce investment income for these types of investments.

Defaults on our mortgage loans and write downs of mortgage equity may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties.  The performance of our mortgage loan investments may fluctuate in the future.  In addition, some of our mortgage loan investments have balloon payment maturities.  An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition.

Further, any geographic or sector exposure in our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition.  While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

The difficulties faced by other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions.  Many of these transactions expose us to credit risk in the event of default of our counterparty.  In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it.  We also may have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and/or equity investments.  These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons.  A further downturn in the U.S. and other economies could result in increased impairments.  There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our transactions with financial and other institutions, including settling futures positions, specify the circumstances under which the parties are required to post collateral.  The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity.  In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets.

 Our investments are reflected within our consolidated financial statements utilizing different accounting bases, and, accordingly, there may be significant differences between cost and fair value that are not recorded in our consolidated financial statements.

Our principal investments are in fixed maturity and equity securities, mortgage loans on real estate, policy loans, short-term investments, derivative instruments, limited partnerships and other invested assets.  The carrying value of such investments is as follows:

•
Fixed maturity and equity securities are classified as AFS, except for those designated as trading securities, and are reported at their estimated fair value.  The difference between the estimated fair value and amortized cost of AFS securities (i.e., unrealized investment gains and losses) is recorded as a separate component of OCI, net of adjustments to DAC, contract holder related amounts and deferred income taxes;

•
Fixed maturity and equity securities designated as trading securities are recorded at fair value with subsequent changes in fair value recognized in realized gain (loss).  However, in certain cases, the trading securities support reinsurance arrangements.   In those cases, offsetting the changes to fair value of the trading securities are corresponding changes in the fair value of the embedded derivative liability associated with the underlying reinsurance arrangement. In other words, the investment results for the trading securities, including gains and losses from sales, are passed directly to the reinsurers through the contractual terms of the reinsurance arrangements. These types of securities represent 60% of our trading securities;
•	Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates fair value;
•	Also, mortgage loans on real estate are carried at unpaid principal balances, adjusted for any unamortized premiums or discounts and deferred fees or expenses, net of valuation allowances;
•	Policy loans are carried at unpaid principal balances;
•	Real estate joint ventures and other limited partnership interests are carried using the equity method of accounting; and
•	Other invested assets consist principally of derivatives with positive fair values. Derivatives are carried at fair value with changes in fair value reflected in income from non-qualifying derivatives and derivatives in fair value hedging relationships. Derivatives in cash flow hedging relationships are reflected as a separate component of other comprehensive income or loss.

Investments not carried at fair value on our consolidated financial statements, principally, mortgage loans, policy loans and real estate, may have fair values which are substantially higher or lower than the carrying value reflected on our consolidated financial statements.  In addition, unrealized losses are not reflected in net income unless we realize the losses by either selling the security at below amortized cost or determine that the decline in fair value is deemed to be other-than-temporary (i.e., impaired).  Each of such asset classes is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

Competition

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive.  We compete based on a number of factors, including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength and claims-paying and credit ratings.  Our competitors include insurers, broker-dealers, financial advisors, asset managers and other financial institutions.  A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do.

In recent years, there has been substantial consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms.  Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements.  Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively.  We expect consolidation to continue and perhaps accelerate in the future, thereby increasing competitive pressure on us.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives.  These representatives are not captive, which means they may also sell our competitors’ products.  If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors’ products instead of ours.

SUMMARY OF THE PLAN

The purpose of the Plan is to encourage and assist you and other participants in adopting a regular savings and investment program, and to help you to build a secure retirement.

The Lincoln Alliance® program (“Lincoln Alliance”) is the third-party administrator and recordkeeper of the Plan.  You may transact your account activity or obtain the current value of your account at any time via the Lincoln Alliance website at www.LincolnFinancial.com, or via the Lincoln Alliance Customer Service Center at 800 234-3500.  Customer service representatives are available from 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

Eligibility And Participation

If you meet the following criteria, you are eligible to participate in the Plan:

•	You are a citizen or resident of the United States;
•	You are an agent of the Company who is classified as a full-time life insurance salesperson under the Federal Insurance Contributions Act; and
•	You have entered into an AG2K contract or benefits eligible BJ-02300 contract with LNL or a NYAG contract with Lincoln Life & Annuity Company of New York (“LNY”).

If you meet all three of the above requirements, you may become a Participant in the Plan by calling the Lincoln Alliance® Customer Service Center at 800-234-3500, or accessing the Lincoln Alliance Web site at:  http://www.LincolnFinancial.com. You will need a user name and password to create your account.  If you need assistance accessing the website or do not wish to make your elections online, you should contact the Lincoln Alliance Customer Service Center for assistance.

In order to participate:

•
You must designate a rate of Pre-Tax Contributions and/or Roth 401(k) Contributions to the Plan between 1% and 50%; Pre-Tax Contributions are voluntary deferrals from your “Pensionable Earnings” (as defined below).  Roth 401(k) Contributions are after-tax voluntary deferrals from your “Pensionable Earnings”.  If you are considered a “highly compensated participant” as described below on page 20, your rate of Pre-Tax Contributions and/or Roth 401(k) Contributions will be limited to the percentage determined by the Committee annually.  The Pre-Tax limit for 2012 Pensionable Earnings is 10%.

•	Your Pre-Tax and Roth 401(k) Contributions will be combined in determining the maximum contribution limit.

•
You must provide Lincoln Alliance with investment directions specifying how you want your Pre-Tax or Roth 401(k) Contributions, your Company Contributions, and your Rollover Contributions*, if any, invested among the Investment Options available under the Plan; and

•	You must designate a beneficiary to receive benefits under the Plan in the event of your death.

*      For a description of Pre-Tax, Roth 401(k), Company, and Rollover Contributions, please see the Section entitled “ParticipantContributions” below.

Your participation in this Plan is effective on the date you complete the enrollment process, as determined by the Plan Administrator.  Enrollment is complete and effective only when you have made the required designations and elections, and you have received a confirmation number from Lincoln Alliance. Deductions begin, where administratively practicable, with your first commission statement after enrollment is complete.

Your enrollment and election forms authorize us to deduct the amount you elected to contribute from your Pensionable Earnings on a pre-tax basis and/or a post-tax basis.

Pensionable Earnings

Pensionable Earnings are defined as all first year and renewal commissions paid to you during the Plan Year for life insurance and annuity products while you have a contract with us.  Pensionable Earnings also include the following items*:

♦	production bonuses;
♦	agent or sales manager subsidies;
♦	training allowances;
♦	overrides;
♦	service fees;
♦	amounts not included in gross income under a cafeteria plan as described under IRC section 125 and elective deferrals under a cash or deferred arrangement under IRC section 402(e)(3);

Pensionable Earnings exclude the following items*:

○	commissions or fees from the sale of non-proprietary products;
○	compensation paid under a broker contract;
○	amounts deferred under a non-qualified deferred compensation plan under IRC section 409A;
○	company contributions or credits (including matches) made under other plans;
○	prize awards;
○	moving expenses;
○	retired agent bonuses;
○	agency expense allowances;
○	commissions or fees paid by Jefferson Pilot Financial Insurance Company (the “Group Protection” business) or any of its affiliates;
○	commissions or fees paid by Jefferson Pilot Securities Corporation (“JPSC”) or any of its affiliates;
○	commissions or fees paid with respect to policies issued by Kentucky Central Life Insurance Company, or any other insurance company where we assumed insurance obligations;
○	expenses charged, paid, or reimbursed relating to conventions, sales meetings, or similar events.

*	Not all of the items of compensation enumerated above (either included or excluded from Pensionable Earnings) are applicable to every Participant.

Your participation in the Plan is voluntary and we make no recommendations as to whether you should or should not participate.

Participant Contributions

Pre-Tax Contributions

You may contribute your Pensionable Earnings to the Plan on a pre-tax basis (“Pre-Tax Contributions”).  You may elect to contribute between 1% and 50% of your Pensionable Earnings, but no more than the maximum allowed annually by the Internal Revenue Service (“IRS”) ($17,500 in 2013, adjusted periodically by the IRS).

However, if you are a highly compensated participant (currently, anyone who made at least $115,000 in 2012 your rate of Pre-Tax Contributions will be limited to the percentage determined by the Committee annually.  This limit will be communicated to you.   The Pre-Tax limit for highly compensated participants for 2013 is 10% of Pensionable Earnings.  You may change the rate of your contributions to the Plan at any time, with the change effective in most cases on the next payday.  You may suspend contributions to the Plan, or begin contributing to the Plan, at any time.  Your Pre-Tax Contributions will be credited to a separate Pre-Tax Contribution account established in your name.

Catch-up Contributions

Beginning with the 2012 Plan Year, you will no longer be required to make an election specifically for catch-up contributions.  If you are an active participant age 50 and older you can elect to make a total contribution of $22,500 to the Plan for 2012.  This represents the maximum IRS deferral limit of $17,500 for 2013 plus the maximum catch-up contribution of $5,500 for 2013. The combined limit for participants eligible to make catch-up contributions cannot exceed $23,000 in 2013.  To be eligible for catch-up contributions, you must be age 50 or older by the end of the Plan year; and

•	Contributing at the current maximum annual pre-tax contribution limit set by the Internal Revenue Service ($17,500 for 2013), or

•	Contributing at the maximum current rate allowed by the Plan for the entire Plan year, (50% of pay, up to $17,500 for 2013).

The Plan’s recordkeeper will review participant accounts to ensure these eligibility requirements were met.

If you are catch-up contribution eligible, and wish to defer the maximum amount allowed for the 2013 Plan Year, you should determine what percentage of your compensation is necessary to make the full contribution of $23,000 for 2013.

If, under the rules outlined above, you are eligible to make catch-up contributions; your catch-up contributions will not be subject to the 10% limit for highly compensated participants or the $17,500 IRS limit referred to above.

The Plan’s recordkeeper will review participant accounts to ensure these eligibility requirements were met.  If their review shows that you contributed less than the maximum allowed under the various limits, or at less than the maximum rate at any time during the Plan Year, your catch-up contributions will be reclassified as regular Pre-Tax Contributions.  Please note that Company Contributions (as described below) will not be made with respect to catch-up contributions.  In addition, Company Contributions will not be credited with respect to catch-up contributions that are re-classified as regular contributions.

After-Tax Contributions

Prior to January 1, 1989, you were permitted to make contributions to the Plan from your after-tax earnings (“After-Tax Contributions”).  A separate After-Tax Contribution account will be maintained for each participant who made After-Tax Contributions to the Plan before January 1, 1989.

Roth 401(k) Contributions

The Roth 401(k) feature allows you to save money in your account through payroll deductions on an after-tax basis.  Even if you are already making Pre-Tax Contributions, you can also make Roth 401(k) Contributions.  However, a combination of both Pre-Tax and Roth 401(k) Contributions cannot exceed the annual deferral limit.  For 2013, the deferral limit is $17,500 (or $23,000 including before-tax catch-up contributions). The benefit of making Roth 401(k) contributions is that earnings on contributions can be withdrawn tax-free if certain criteria are met.

Factors to consider:

•	You have the flexibility to make Pre-Tax Contributions, Roth 401(k) Contributions, or a combination of both.
•	Roth 401(k) Contributions and Pre-Tax Contributions will be accounted for separately in your account.
•	You cannot transfer balances between your Pre-Tax Contribution account and your Roth 401(k) Contribution account.
•
Your Roth 401(k) and Pre-Tax Contributions will be eligible for the basic company matching contribution, up to 6% of your Pensionable Earnings that you contribute, as described earlier.  For example, if you contribute 6% Roth 401(k) or 6% Pre-Tax, or a combination of 3% Roth and 3% Pre-Tax, you will receive company matching contributions on your contributions up to 6% of your Pensionable Earnings that you contribute.  Company matching contributions are pre-tax contributions, subject to taxation when distributed to you.

•	Roth 401(k) Contributions and earnings will not be subject to federal taxes at retirement if your withdrawals are considered “qualified distributions.”

A withdrawal of your Roth 401(k) contributions is considered a “qualified distribution” and not taxed if:

•	The withdrawal is taken after death, disability or upon reaching age 59½; and
•	The withdrawal occurs at least five years after you make your first Roth 401(k) Contribution.

In addition, if your contract terminates, you may have the option to roll over your Roth 401(k) Contributions to a Roth IRA or to a new company’s plan if it allows Roth 401(k) Contributions.

Note:
Your aggregate contributions (Pre-Tax and Roth 401(k) contributions) cannot exceed the annual contribution limit set by the IRS plus applicable “catch-up” contributions.  The annual contribution limit imposed by the IRS is an overall maximum and applies to all 401(k) plans in which you participate during a calendar year.  Your are responsible for tracking your contributions and complying with IRS limits if you switch companies during the year.

Rollover Contributions

You may transfer or “rollover” amounts from the taxable amount of your distributions from a traditional or conduit IRA; plans qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan; a section 403(b) plan; and an eligible section 457(b) plan maintained by a governmental employer (“Rollover Contributions”).

Any loan you may have outstanding from such other plan may not be rolled over into this Plan.

The rollover may be made directly from another plan to this Plan, or you may elect within 60 days following the date you receive payment from a plan to roll over the distribution.  There are certain tax consequences related to having the distribution made payable directly to you and then electing the rollover option.

Any Rollover Contributions accepted by the Plan Administrator will be credited to a separate Rollover Contribution account established in your name.

To get a rollover contribution form, visit the Lincoln Alliance website at www.LincolnFinancial.com, or speak with a representative at the Lincoln Alliance Customer Service Center at 800-234-3500.  Customer service representatives are available from 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

Company Contributions

We may make two types of contributions to the Plan on your behalf: basic company matching contribution and a discretionary company matching contribution, if applicable.   Unless we distinguish between these two types of contributions, the term “Company Contributions” refers to both kinds.

Each pay period, we will credit your account with a basic company matching contribution of $0.50 for every $1.00 you invest in the Plan, for up to 6% of your Pensionable Earnings.

If you were an ABGA or DAN Agent who completed at least one year of service commencing on the effective date of your full time agent’s contract, during the period beginning June 1, 2006 and ending on December 31, 2006 you were credited with $0.10 for every $1.00 you invested in the Plan for up to 6% of your Pensionable Earnings.  Beginning on January 1, 2007 and thereafter, you are credited with $0.50 for every $1.00 you invest in the Plan, for up to 6% of your Pensionable Earnings.

In addition, each Plan year we may make an additional discretionary matching contribution of up to $1.00 for every $1.00 you contributed up to 6% of your Pensionable Earnings each pay period.  We reserve the right to discontinue the practice of making discretionary matching contributions at any time.  ABGA Agents are not eligible for any discretionary matching contribution made by the Company.  You must be an agent in good standing on the last day of the Plan Year in order to be eligible for the additional discretionary matching contribution.  However, if you are absent on the last day of the Plan Year because you retired during the Plan

Year, or due to your death or disability, you will still be eligible for this discretionary matching contribution.   The discretionary match must be authorized and approved by our Board of Directors.  Discretionary contributions, if approved, will be credited to your Company Contribution account after the close of the Plan Year to which the contribution relates.

The maximum amount possible for us to contribute in any Plan Year to your Plan account is $1.50 for every $1.00 you contributed, up to 6% of your Pensionable Earnings.  Any Company Contributions will be credited to a separate Company Contribution account established in your name. Please note that any catch-up contributions you may have made are not eligible to be matched (no Company Contribution will be made with respect to such amounts).

Upon reaching the IRS annual compensation limit or another limit, as described in the “Limitations on Contributions” section below, your contributions will be stopped for the remainder of the year.  This means that the Company matching contributions will also stop.

Any Company Contribution made with respect to a Plan Year will begin to vest two years after being credited to your account.  Company Contributions that have been credited to your Company Contribution account for over two years are referred to as “matured contributions.”  This concept of matured vs. non-matured contributions (please see the discussion of “matured” versus “non-matured” Company Contributions in the section entitled “Vesting,” below)is not to be confused with the concept of “vesting.”

Account Statements

Shortly after the end of each calendar quarter, the Plan Trustee will furnish you with a current statement of your Plan accounts.  This statement will include the following information for the preceding calendar quarter: (a) the amount of any contributions to your Plan account (After-Tax Contributions (made prior to January 1, 1989),  Pre-Tax Contributions, Roth 401(k) Contributions, Company Contributions, Rollover Contributions, loan repayments, etc.) and how they are invested in the Plan, (b) the amount, if any, of investment earnings credited to your Plan accounts, and (c) a statement of the assets currently held for you by the Plan Trustee.  Stock dividends, stock splits and similar changes will be reflected through the appropriate adjustments to your LNC Stock Fund.  You can also review your accounts at any time by accessing the Lincoln Alliance® website at:  http://www.LincolnFinancial.com.

You should notify Lincoln Alliance within 30 days after the statement date if you believe your statement to be incorrect; otherwise it will be deemed to be correct.

Limitations on Contributions

As stated earlier, “highly compensated” participants (for 2012, those earning at least $110,000 in 2011), may contribute no more than the maximum amount equal to the lesser of 10% of Pensionable Earnings or $17,500 ($23,000 if eligible to make catch-up contributions).

The Plan, along with other similar plans we maintain, must meet certain nondiscrimination rules set forth in the Code.  These rules ensure that the Plan does not discriminate in favor of highly compensated participants.  If the Plan does not meet these non-discrimination rules, adjustments to contributions may be necessary and may require the Plan Administrator to revoke or modify your elections, or to reduce the amount of your Pre-Tax Contributions, Roth 401(k) Contributions, as well as Company Contributions, to the extent necessary to eliminate the amounts the IRS considers an “excess” contribution. Alternatively, the Plan Administrator may refund excess Pre-Tax Contributions or Roth 401(k) Contributions to you.  Such refunded amounts would be immediately taxable.  The Plan Administrator may also hold excess Company Contributions in a suspense account to be used to reduce the amount of Plan expenses (including our obligations to make Company Contributions to other participants).  If the Plan Administrator were to terminate the Plan, it would allocate amounts in this suspense account pro rata to the participants participating in the Plan as of the date of the Plan termination, pursuant to the relevant provisions of the Code.

Finally, during any calendar year, the sum of your Pre-Tax Contributions, Roth 401(k) Contributions and Company Contributions may not exceed limits set under Code section 415.  For 2012, the maximum is the lesser of 100% of your Pensionable Earnings, or

$50,000.  In addition, the maximum amount of Pensionable Earnings considered in determining your benefits under the Plan may not exceed $255,000 for 2013.  As stated above, your combined Pre-Tax and Roth 401(k) Contributions may not exceed the lesser of $17,500 ($23,000 if eligible to make catch-up contributions) or 10% of your Pensionable Earnings for 2012 if you are a highly compensated participant.  Again, these limits are subject to change due to cost-of-living adjustments.

Expenses of the Plan

Certain expenses relating to the Plan are charged against the investments in your account.  Auditing fees and certain trustee fees are charged to each participant’s account.  Most trustee fees are paid by the Company, such as the costs of maintaining the LNC Stock Fund which includes brokerage fees and commissions to buy or sell shares off the open market.

In addition, a quarterly maintenance fee will be deducted for investments in your Self-Directed Broker Account (“SDBA”).  Investment management fees are charged to each of the other funds. Expenses per participant vary, based on the investment fund selected.  Expense ratios are found below in the performance chart or on-line by accessing the Lincoln Alliance website at www.LincolnFinancial.com “Research All Investments”.  You may also send a written request to Lincoln National Corporation Benefits Committee, c/o George Murphy, Chair, 150 N. Radnor Chester Road, Building A, 3rd Floor, Radnor, PA  19087-5238.

Vesting

You are fully vested in any of your Pre-Tax, Roth 401(k), After-Tax and Rollover Contributions under the Plan at all times.

Company Contributions vest based upon your years of service:

Years of Service	Percent Vested

1	0%
2	50%
3 or more	100%

Once your Company Contribution is vested, it is no longer subject to forfeiture when you cease being an agent for us.  A “year of service” means any calendar year in which you are, on the last day of the Plan year (December 31st), a full-time life insurance salesperson for us.

In addition, you will become 100% vested in your Company Contribution account, regardless of your years of vesting service, if your service terminates for any of the following reasons:

•	disability;

•	retirement (termination after age 60 or older with at least five years of service); or

•	death.

You will also become 100% vested in your Company Contribution account if this Plan terminates.

For purposes of this Plan: “disability” means the complete inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death, or which has lasted or is expected to last for at least 12 months.

Should you become an employee of one of our affiliates which has not adopted the Plan prior to the date on which you would be fully vested, any non-vested Company Contributions and earnings thereon will remain in the Plan and will vest as if you had remained an eligible agent, as long as you continue to be an employee of such affiliate through the applicable date of vesting.  If you become an employee of LNC or one of its affiliates which has adopted the LNC Employees’ 401(k) Savings Plan (the “LNC Plan”), you can enroll in the LNC Plan as appropriate and your account balance will be transferred to the plan.  A portion of your account may need to be accounted for separately because the Plan to which your account balance is being transferred does not recordkeep or maintain “similar” accounts.

In addition to being subject to the vesting schedule described above, Company Contributions “mature” after having been in your Company Contribution account for at least two years after the contribution was credited for the applicable Plan Year.  Non-matured Company Contributions are those that have been credited for less than two years.  If you have been a participant in the Plan for less than five years, you are only permitted to withdraw matured Company Contributions—you may not withdraw non-matured Company Contributions.  If you have been in the Plan for five or more years, however, you may withdraw matured or non-matured Company Contributions.  All non-matured Company Contributions automatically mature on the first to occur of:

•	the date you complete five (5) years of service for us;

•	the date you retire;

•	the date of your death; or

•	the date you become disabled.

Distributions from the Plan

Under certain circumstances, you may be permitted to withdraw money from one or more of your Plan accounts.  However, depending on your age or circumstances, we may be required to withhold 20% of the distribution to pay federal income taxes, and certain excise or “penalty” taxes may apply to amounts withdrawn from a qualified Plan.  The rules regarding each distribution may be different, and will also depend on which Plan account your distribution is taken from.  To initiate a withdrawal, access the Lincoln Alliance website at www.LincolnFinancial.com, select “See Withdrawal Information” from the drop down box, click on “Available Amounts & Forms” and you can download the necessary forms and return the completed forms by mail or fax as instructed on the distribution form. You can also call the Customer Service Center at 800-234-3500.

Under no circumstances will amounts withdrawn from your account reduce your account balance below the outstanding balance of any loans from your account.

See the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

After-Tax Contribution Account

You may withdraw all or any portion of your After-Tax Contribution account (After-Tax Contributions made prior to January 1, 1989), subject to any limitation applicable to the Investment Options in which your account balance is invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•	if the amount in your After-Tax Contribution account is less than $500, you must withdraw the entire amount;

•	you may not be able to take an immediate distribution from your After-Tax Contribution account if the Plan is terminated or if a notice of Plan termination has been issued.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Company Contribution Account

You may withdraw all or any portion of the vested balance credited to your Company Contribution account only after amounts credited to your After-Tax Contribution account (if any) have been withdrawn.  If you have been a participant in this Plan for less than five years, however, you will be permitted to withdraw only matured Company Contributions (please see the discussion of “matured” versus “non-matured” Company Contributions in the section entitled “Vesting,” above).  In addition, any distribution from your Company Contribution account is subject to any limitation, or restrictions applicable to the Investment Options in which your Company Contributions are invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•	if the amount in your Company Contribution account is less than $500, you must withdraw the entire amount; and

•	you may not be able to take an immediate distribution from your Company Contribution account if the Plan has been terminated or if a notice of Plan termination has been issued.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Rollover Contributions

You may withdraw all or a portion of your Rollover account in the Plan, subject to any limitations or restrictions applicable to the Investment Options in which your Rollover account is invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•
amounts attributable to employer contributions that were rolled over to the Plan may not be withdrawn for two years from the date of the rollover (if the rollover was from a plan sponsored by one of our affiliates, the Committee may determine that the two-year restriction period is measured from the date the contribution was made by the employer); and

•	you may not be able to take an immediate distribution from your Rollover account if the Plan has been terminated or if a notice of Plan termination has been issued.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Pre-Tax Contributions and Roth 401(k) Contributions

If you have no After-Tax Contribution account, or amounts credited to such account have already been distributed to you, and you have already taken all amounts available to you from your Company Contribution accounts (vested and/or matured amounts), and you have attained age 59½, you may withdraw all or any portion of your Pre-Tax Contribution account and Roth 401(k) Contribution Account, subject to any limitations which may apply to the Investment Options in which your Pre-Tax Contribution or Roth 401(k) Contribution account is invested.  The minimum amount you can withdraw at any time is $500.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Hardship Withdrawals

If you have no balance in your After-Tax Contribution account, Company Contribution account (or if not available for distribution because of “vesting” or “maturing” rules), or your Rollover account, and you have not yet attained age 59½, you may be able to withdraw amounts attributable to Pre-Tax Contributions and Roth 401(k) Contributions (not including earnings) if you are experiencing a financial hardship.  The Internal Revenue Service defines a financial hardship as:

•	medical expenses for you, your spouse or eligible dependents, that are not reimbursed by any medical insurance plan;

•	tuition and related educational fees (including room and board) for post-secondary education for you, your spouse or your dependents for the next 12 months;

•	the purchase (excluding mortgage payments) of a primary residence;

•	the imminent foreclosure of, or your eviction from, your primary residence;

•	burial or funeral expenses for your deceased parents, spouse, children or dependents;

•
expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under Code section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income; and

•
the withdrawal must be demonstrably necessary due to your immediate and heavy financial need, and the withdrawal cannot exceed the exact amount required to meet the hardship. However, the hardship withdrawal may include an amount necessary to pay any taxes and penalties associated with the withdrawal.

•	In order to be deemed to meet the immediate and heavy financial need requirement, the following conditions must be met:

➢	you must have taken all distributions other than hardship distributions first, and all non-taxable loans currently available under all plans that we and our affiliates maintain; and

➢
you may not make any Pre-Tax Contributions or Roth 401(k) Contributions to the Plan, or to any other pension, profit-sharing or deferred compensation plan sponsored by us, for 6 months from the date of receipt of the hardship withdrawal.

To request a withdrawal, access the Lincoln Alliance website at www.LincolnFinancial.com and select “Withdrawal Information” or call the Customer Service Center at 800-234-3500.  At your election, the Plan Trustee will deliver securities and cash from the applicable Plan account(s), or a total cash distribution, based upon the current market value or any applicable current redemption value of the securities in your Plan accounts as of the date of withdrawal.  See the section below entitled “Fractional Shares” for information regarding the settlement of fractional share interests in the LNC Stock Fund.

Participant Loans

You may obtain a loan from the Plan, in accordance with the terms of the Plan and the various procedures as determined by the Plan Administrator. The amount that you may borrow is determined as follows:

•
You may borrow up to fifty percent (50%) of your vested Plan account balance, not to exceed $50,000.  You may have up to two outstanding loans at any one time, as long as the combined amounts do not exceed the maximums stated above.

•
If you had any loans during the prior 12 months from any qualified plan maintained by us, the $50,000 maximum loan referred to in (1) above will be further reduced by the total of the highest outstanding loan balances for the previous 12-month period.

•
Your requested loan amount will first be taken out of your Pre-Tax Contribution account. If there is not a sufficient amount in your Pre-Tax Contribution account, the remaining amount will be taken out of your Roth 401(k) Account, After-Tax account, Rollover account, matured Company Contribution account, and non-matured Company Contribution account, in that order.  The loan amount will be taken out of each Investment Option in which such balances are invested, on a pro-rata basis.

•
In general, a loan must be repaid through payroll deduction over a period of no more than 60 months and for interest at the then prevailing rate for loans of a similar nature.  For loans used to acquire a primary residence, as defined by Section 267(c)(4) of the Code, the term of the loan may be up to 240 months.

•
The loan is subject to withdrawal and any other restrictions applicable to the Investment Options in which your Pre-Tax Contribution account, your Roth 401(k) account, your matured Company Contribution account, your non-matured Company Contribution account, and your Rollover account is invested.

•
In the event that you have an outstanding loan balance when your Pre-Tax Contribution or Roth 401(k) account is paid to you or your beneficiary because of your termination due to disability, or after attainment of age 59½, the loan balance (including accrued interest) will be deducted from the amount otherwise payable.  For purposes of this Plan, “disability” is defined in the section entitled “Lump Sum Distributions” directly below.  If you or your beneficiary defers this distribution to a later date, you must pay the outstanding loan balance within 90 days of termination or retirement.

•
Contributions used to repay the loan will be invested in the same manner as your current investment allocations.  If you are not currently contributing to the Plan, you must separately indicate the investment allocation for the repayment of the loan.

•	The Committee may adopt written loan procedures, which may impose other terms and conditions. These loan procedures are available upon request from our Human Resources department.

To initiate a loan access the Lincoln Alliance website at www.LincolnFinancial.com. From the drop down menu, select “See Loan Information” then click on “Actions” then  “Request a Loan” or call the Lincoln Alliance Customer Service Center at 800 234-3500.

Lump Sum Distributions

You, or your beneficiary or legal representative in the event of your death, will be entitled to the full value of your Pre-Tax Contribution, Roth 401(k) Contribution and Company Contribution accounts, as well as any amounts credited to your Rollover and/or After-tax Contribution accounts upon the date of your termination of service by reason of death, disability or retirement (as defined below).  Part or all of these accounts may be forfeited if your termination occurs under other circumstances.

Your Plan account will be paid to you in a lump sum distribution, unless you are eligible to have your Plan account distributed to you in the form of periodic payments, or installments (see the section entitled “Periodic Payments” below).  Alternatively, you may elect to use your entire Plan account to purchase a group deferred annuity, in accordance with rules established by the Committee.

Tax penalties may apply for distributions beginning before termination at age 55.  For a more detailed discussion of the tax consequences associated with taking distributions from the Plan, please see the Section below entitled “Federal Income Tax Consequences.”

•
At the time of your termination, Lincoln Alliance will send you an election form.  If your balance is under $1,000, it will automatically be distributed to you in a lump sum, and you will not be permitted to defer the receipt of your benefit.

•	If, at the time of your termination, your balance is over $1,000, you may elect to defer your distribution to no later than the April 1st following your attaining age 70½.

•	If you make no election and your balance is over $1,000, distribution of your account balance will be automatically deferred until the April 1st following your attaining age 70½.

Distribution at Retirement

You are entitled to the full value of all amounts credited to your Plan accounts (including any non-vested Company Contributions) upon retirement.  For purposes of this Plan, “retirement” is the date on which you terminate your full-time contract with us (and you are not employed by us or any of our affiliates) at age 60 or older with at least five years of service.  If you retire before reaching age 70½, you may elect to defer distribution of your Plan accounts to no later than the April 1st following attainment of age 70½.

Distribution at Disability

If you terminate as the result of a disability - you are entitled to the full value of all amounts credited to your account. You may request that your distribution under the Plan begin at any time.  In most cases, early distribution of your Plan account because of disability will not result in the 10% excise or penalty tax described in the section entitled “Federal Income Tax Consequences” below.  For purposes of this Plan, “disability” means the complete inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death, or is expected to last for at least 12 months.  Proof of your disability, including evidence as to the permanence and degree of your impairment, must be supported by medical evidence and provided to the Plan Administrator upon request.

Distribution at Death

Upon your death, your spouse, if you were married at the time or your death, or your beneficiary, if single, will be entitled to the full value of all amounts credited to your Plan accounts established for you under the Plan, including any unvested amounts.

Distribution at Termination

If your contract as a full-time life insurance agent is terminated (other than by reason of retirement, disability or death), or you become ineligible to participate in this Plan and you are not employed with any of our affiliates, or you do not take a corporate contract, you will be entitled to the value of your Pre-Tax Contributions, Roth 401(k) Contributions, any After-Tax Contributions, any Rollover Contributions and any vested Company Contributions.  Non-vested Company Contributions and any earnings thereon will be forfeited.

Form of Distribution

If you have invested in Investment Options other than the LNC Stock Fund, you will generally not receive a pro-rata share of the underlying securities or other assets in which each Investment Option is invested at the time of your distribution.  Although the Plan Administrator may have the discretion to direct the Plan Trustee to make an in-kind distribution from an Investment Option, usually the Plan Trustee will distribute in cash the value of your proportionate share of any Investment Option in which you are invested.  Distributions from the LNC Stock Fund will be made in whole shares unless you elect that it be paid in cash. (See the Section entitled “Fractional Shares” below for treatment of fractional share interests in LNC Common Stock.)

Periodic Payments of Distributions

At Retirement

As an alternative to taking a lump sum distribution from the Plan, you may elect to begin taking periodic withdrawals from your Plan account(s).  These periodic withdrawals are limited to one per calendar year and must be at least equal to the greater of $5,000, or 20% of the value of your Plan account(s), or you may elect to have all of your Account assets used to purchase a deferred annuity contract.  LNC or an Affiliate can provide you with information on their deferred annuity contracts.  If you elect this alternative and have a balance in your Plan account when you reach age 70½, this balance will be automatically distributed to you on the April 1st following your attainment of age 70½. (NOTE: If there is an outstanding loan balance at the time of retirement, you must repay the entire amount before making periodic withdrawals from the distribution amount).

At Disability

If you become eligible for a distribution from the Plan as the result of disability, you may, as an alternative to taking a lump sum distribution, take periodic withdrawals. These withdrawals are limited to one per calendar year and must be equal to the greater of $5,000, or 20% of the value of your Plan account(s), or you may elect to have all of your Account assets used to purchase a deferred annuity contract.  LNC or an Affiliate can provide you with information on their deferred annuity contracts. (NOTE: If there is an outstanding loan balance at the time of termination following disability, you must repay the entire amount before making periodic withdrawals from the distribution amount.)  Disability is defined in the Section entitled “Lump Sum Distributions” above.

At Death

As an alternative to taking a lump sum distribution of the entire balance of your Plan account(s) at the time of your death, your beneficiary may elect to take periodic annual withdrawals from the Plan during a period not to exceed (5) years.  These withdrawals are limited to one per calendar year and must be at least equal to the greater of $5,000, or 20% of the value of your Plan account(s). For example, if your Plan account value is $10,000 on the date of your death, and you have designated two beneficiaries, each must take an immediate distribution.  (NOTE: If there is an outstanding loan balance at the time of your death, your Account balance will be reduced by any outstanding loan balance plus accrued interest before distribution.)

Forfeitures of Accounts

Breaks-In-Service.  A “break-in-service” occurs on the first month of the Plan Year following your termination.  For purposes of this Plan, “termination” means the termination of your contract as a full-time life insurance agent with LNL (other than by reason of retirement, disability—as defined in the section entitled “Lump Sum Distributions” above—or death).  A 5-year-break-in-service is a period of five consecutive Plan Years, beginning with the Plan Year in which you cease being a full-time life insurance salesman, a general agent, or an employee of one of our affiliates on the last day of each Plan Year.  In the event that you forfeit amounts in your Company Contribution account due to a break-in-service, and you do not incur a 5-year-break-in-service, such forfeited amount shall be re-credited to your Company Contribution account upon your return to service as a full-time life insurance salesman, a general agent, or our employee, and such accounts shall continue to vest in accordance with the Plan’s vesting schedule.    For the purposes of determining a break-in-service, any Plan Year in which you are absent from work on the last day of the Plan Year on account of your pregnancy; the birth of your child; the placement of a child in connection with your adoption of that child; or the care of a child for a period beginning immediately after a child’s birth or placement because of the preceding three reasons, and you are a full-time life insurance salesman under the Federal Income Contributions Act, a general agent, or an employee of one of our affiliates, on the last day of the Plan Year following the Plan Year in which your absence occurs, shall not be counted in determining the break-in-service. If you are no longer a full-time life insurance salesperson, but not eligible to participate in the Plan and you become our employee, but are ineligible to participate in any other plan, no further contributions will be made on your behalf.  You will, however, continue to earn vesting service.

Fractional Shares

Interests in fractional shares of our Common Stock will not be distributed in kind. Rather, fractional share interests in Common Stock will be paid in cash based on the market value of LNC Common Stock on the valuation date immediately preceding the date of distribution or termination of service, as applicable.

Beneficiary Designation

You may designate a beneficiary or beneficiaries to receive any securities and cash to which you are entitled under the Plan in the case of your death.  This may be done through the Lincoln Alliance website at: www.LincolnFinancial.com, or through the Customer Service Center: 800-234-3500.  Your beneficiary designation may also be changed or cancelled by you at any time through the website or through the Customer Service Center.  Regardless of what you may have elected, if you are married on the date of your death, your surviving spouse will be deemed to be your beneficiary unless your surviving spouse has consented (in the manner required by the Code) to another individual(s) being your beneficiary.  To name someone other than your spouse as beneficiary, you

must submit a spousal consent and waiver form to Lincoln Alliance. This can be obtained on the website.    Periodically and whenever you have a significant life event, such as a divorce, you should review your beneficiary designation carefully and contact Lincoln Alliance to change your beneficiary designation if desired.  If your designated beneficiary has predeceased you, then payment shall be made to your surviving spouse, if any, or, if none, to your estate.

Assignment and Qualified Domestic Relations Orders

No right or interest of any Participant or beneficiary in the Plan is assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, except in connection with a loan from the Plan to a participant, or as provided under the terms of a qualified domestic relations order (“QDRO”) (as defined in 414(p) of the Code) as determined by the Plan Administrator.

The one exception to the anti-assignment provision described above is distribution pursuant to a QDRO.  Upon our receipt of written notice from you or your spouse of a pending domestic relations order, a domestic relations restriction (“DRR”) will be placed on your Plan accounts.  The DRR will be removed only upon notice that no QDRO is forthcoming, or upon final approval and disposition under a QDRO.

The Plan Administrator has established a sample form, special rules, and procedures relating to QDROs. You may request a copy of these procedures and the sample form by contacting the Company’s Law Department directly at 260-455-2804.  This number is restricted to QDRO related requests only.

Amendment or Termination of Plan

By action of our Board of Directors or its delegates, we may terminate or amend the Plan or suspend the operation of any provision of the Plan, at any time, provided, however, that:

•
no amendment shall be made that will result in the recovery by us of any part of a Company Contribution to the Plan, except under limited circumstances as may be provided under the trust agreement and permitted under the Code;

•	any amendment that affects the rights and duties of the Plan Trustee may be made only with the consent of the Plan Trustee;

•	no amendment of the Plan shall affect your rights with respect to the continuance of vesting of such securities and cash attributable to Company Contributions or earnings thereon; and

•	upon the termination or suspension of the Plan, your rights to the amounts credited to your Plan account(s) as of the date of such termination or suspension shall not be forfeitable.

Administration of the Plan

Plan Trustee

The LNC Benefits Committee has the authority to appoint one or more individuals or corporations to act as Plan Trustee. The Plan Trustee is responsible for the custody, investment, and distribution of Plan assets.

The Plan Trustee, Wilmington Trust Company, Wilmington, Delaware, is a major banking facility used in processing all contributions and distributions from the Plan. Wilmington Trust is also the principal bank through which LNC and LNL and their affiliates make payments to participants and beneficiaries.  The Plan Trustee, in its capacity as trustee for various corporations and individuals, may own shares of LNC Common Stock for and on behalf of its beneficiaries.

The Plan Trustee serves pursuant to the terms of a written trust agreement. This agreement is available from the Company’s Human Resources Department or from the Plan Administrator for inspection on request by Plan participants.  We may discharge or remove the Plan Trustee and appoint a successor Plan Trustee upon 30 days written notice to the Plan Trustee; provided, however, that such successor is a banking institution legally qualified to serve as a Plan Trustee. In case of discharge or removal, the Plan Trustee agrees to transfer the Trust assets to its named successor, and upon such transfer, the Plan Trustee will be discharged and relieved of its duties.  In the event of discontinuance of the Plan, the Trust Agreement may be discontinued by action of the LNL’s’s Board of Directors or the Committee; provided, however, that until all Plan assets in the Trust have been distributed, the Plan Trustee will retain all the rights and powers given to it by the Trust Agreement.

Plan Administrator

The LNC Benefits Committee (the “Committee”) is the Plan Administrator and Named Fiduciary for the Plan.  LNC’s Chief Executive Officer appoints Committee members.  Each member of the Committee is a named fiduciary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Each Committee member, as a fiduciary, has the authority to control and manage the operation and administration of the Plan.  Members of the Committee receive no compensation from the Plan.  The Committee’s responsibilities include operating the Plan in accordance with its terms; enforcing its provisions in an equitable and non-discriminatory manner; determining all questions arising under the Plan (including determinations of eligibility and of benefits payable); and directing payments of benefits. In aid of its responsibilities, the Committee is empowered to adopt rules and procedures necessary for the proper and efficient administration of the Plan.

A Committee member may resign by giving LNC and the other Committee members 10 days written notice.  In addition, LNC may remove a Committee member at any time by giving advanced written notice to the member and to the other Committee members.

The business address of the Committee is:  LNC Benefits Committee; c/o George Murphy, Chair; 150 N. Radnor Chester Road, Building A, 3rd Floor, Radnor, PA  19087-5238, Telephone (484) 583-1400.

Voting of Shares

Voting rights with respect to all securities held by the Plan will be exercised by the Plan Trustee or by a proxy solicited by the Plan Trustee.  You have the right to direct the Plan Trustee in a voting of share equivalents in your Common Stock account.  If the Plan Trustee does not receive voting instructions from all participants, the shares for which the Plan Trustee did not receive instructions will be voted in the same proportion as the shares for which the Plan Trustee receives instructions.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the federal income tax consequences of participation in the Plan, and on distributions from the Plan, based on the current provisions of the Code and applicable regulations in effect as of the date of this Prospectus. The actual tax consequences for any individual will depend on his or her circumstances.  Detailed information about how taxes may affect your benefits and distributions under this Plan can be found in IRS Publication 575, Pension and Annuity Income, which is available on the public website of the Internal Revenue Service. YOU SHOULD CONSULT A QUALIFIED TAX ADVISER TO DETERMINE THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR INDIVIDUAL CIRCUMSTANCES.

Contributions.  The Plan is a qualified employee benefit plan under Section 401(a) of the Code. Company Contributions to the Plan, as well as dividends paid on shares of our Common Stock held in the Plan, are deductible, subject to certain restrictions, by LNL for corporate federal income tax purposes under Section 404(a) of the Code.  Although your Pre-Tax contributions will not be subject to federal income tax - social security taxes and federal unemployment taxes will be withheld.  In addition, depending on where you live and the tax rules in effect in that jurisdiction, state and local taxes may be withheld from your Pre-Tax Contributions.

Earnings.  In general, you will not be subject to federal income taxes on any earnings accruing with respect to Company Contributions, your Pre-Tax contributions, Roth 401(k) contributions, and any After-Tax Contributions or Rollover Contributions until such amounts are distributed to you.

Loans.  You will not be taxed on loans from the Plan if the loans are repaid in accordance with their terms.

Distributions.  Amounts distributed to you will be taxable as ordinary income to the extent that the amounts received exceed the amount of your After-Tax Contributions, if any.  Until withdrawn, such After-Tax Contributions are referred to as “Net Unrecovered Contributions.”

 Stock Distributions.  With respect to the LNC Stock Fund, should you receive all or part of a lump sum Plan payment in the form of shares of LNC Common Stock (“in-kind delivery”), the excess of the fair market value on the date of a total distribution over its cost basis (the “net unrealized appreciation”) will not be taxed at the time of distribution.  If stock is received other than in a total distribution, only the net unrealized appreciation attributable to nondeductible after-tax contributions will not be taxed at the time of distribution.  However, if you receive a lump sum distribution of stock, you may elect to be taxed at the time of distribution under procedures prescribed by the IRS in accordance with Internal Revenue Code section 402(e)(4).

When you are eligible to make a withdrawal or receive a distribution from the Plan, you may elect to have the value of the LNC Stock Fund paid to you in:

1.	Cash
2.	Shares of LNC common stock (also referred to as “in-kind delivery”), or
3.	A combination of cash and shares of LNC stock.

The election can be specified on the Distribution Request form available from Lincoln Alliance.

Should you elect to receive any shares of LNC stock “in-kind”, you’ll receive notification from LNC’s transfer agent, Computershare Investor Services, when the shares have been re-registered in your name.  Computershare will then hold the shares until receiving direction from you.

Should you elect to receive any shares of LNC stock “in-kind”, but paid instead to a “rollover institution”, Computershare will send a credit notification statement to the rollover institution.  The credit notification statement provides instructions to the rollover institution on how to transfer the shares to your account.

The process of receiving shares of LNC stock generally takes 10-17 business days following receipt of a Distribution Form in good order.

You should contact Lincoln Alliance Customer Service Center at 800 234-3500 with any questions.

Dividends on your LNC Common Stock that you elect to receive in cash are taxable income and are not subject to the 10% excise penalty described below. You will receive a Form 1099 DIV at year-end from Lincoln Alliance®, reported with your W-2 information.

The Plan is required to withhold 20% of any lump sum distribution to pay applicable federal income taxes (excluding amounts attributable to After-Tax Contributions), unless you rollover the distribution to an IRA or another qualified employer plan, as described below.  If you receive payment of your benefit in the form of an annuity, however, you may elect whether or not to have federal taxes withheld from each payment.

In addition, you may be required to pay a 10% excise or penalty tax on the distributed amounts that are taxable. The 10% penalty will not apply in certain situations, including the following:

•	Your account is paid to you after age 59½;

•	Your account is paid to you after you leave LNL on or after the date you reach age 55;

•	Your account is paid to you or your beneficiary(ies) because of your death or in most cases of disability (as defined in the Section entitled “Lump Sum Distributions” above);

•	You incur certain tax-deductible medical expenses for the year;

•	Payment is directed to another person pursuant to a qualified domestic relations order;

•
Payment is made in substantially equal installments over your life expectancy or the joint life expectancy of you and your spouse/beneficiary (however, the Plan does not currently offer a lifetime annuity option); or

•
You roll over or directly transfer the taxable amount of your account to an IRA or another qualified employer-sponsored plan as defined by the Code (e.g., an IRA or individual retirement account or annuity, or other qualified plan (a “rollover”).

Roth 401(k) Contributions. Your Roth 401(k) Contributions are after-tax contributions and, as such, your contributions and earnings can be distributed to you tax-free if considered a “qualified distribution”.  In order for a distribution from your Roth 401(k) Account to be considered a “qualified distribution” it must be taken after death, disability or upon reaching age 59½; and must occur at least five years after you make your first Roth 401(k) contribution.  You can roll your Roth 401(k) account into a Roth IRA or to a new employer’s plan if it allows Roth 401(k) Contributions.

Rollovers.  You can also delay paying applicable taxes if you rollover all or part of your distribution to another qualified employer-sponsored plan or individual retirement account (IRA).  A rollover defers taxation of the taxable portion that is rolled over.  The rollover can be “direct” or “indirect.”  Indirect Rollovers must be made within 60 days of receipt of the distribution and are subject to rules that differ from the direct rollover rules.   If you do not elect a direct transfer of the entire lump-sum distribution, the Plan is required to withhold 20% of the taxable portion of the distribution to pay federal income taxes.

Generally, in cases where the participant has died, the same tax rules apply to distributions taken by the participant’s beneficiary as would have applied to the participant.  A beneficiary who is the surviving spouse of the participant may be eligible to rollover the distribution.  Effective on or after January 1, 2008, a non-spouse beneficiary of a deceased Participant may rollover any amount inherited as beneficiary to an “inherited IRA” in accordance with IRS rules and regulations.

YOUR RIGHTS AND PROTECTIONS UNDER ERISA

The Plan is subject to many of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  ERISA requires certain kinds of reporting and disclosure of information regarding the Plan and its investments to government agencies and participants.  ERISA also imposes stringent standards of fiduciary responsibility, and prohibits transactions with parties-in-interest for which there is no available exemption.  Because the Plan is an individual account and profit-sharing plan it is not subject to the funding standards of Title I of ERISA, or covered by the Plan termination insurance program of Title IV of ERISA, which is administered by the Pension Benefit Guaranty Corporation.

The Plan is intended to comply with Section 404(c) of ERISA.  If the Plan meets the various requirements of Section 404(c), you are responsible for investing the assets in your Plan account(s) among the investment options offered, and neither we nor the Plan fiduciaries are liable for any investment losses you may experience as a direct result of your investments in the Plan.  Among the requirements of Section 404(c) is that you must be provided with meaningful investment information periodically, so that you are provided with the opportunity to exercise meaningful, independent control over the assets in your Plan account(s).

You can obtain more information about the Plan, including a description of the annual operating expenses of each Investment Option offered through the Plan, copies of financial reports for each Investment Option, and copies of the Plan’s confidentiality procedures.  These materials may be made available at a nominal charge.   Please contact Ann Madden, Benefits Analyst, Pension and Savings Plan Administration (260) 455-3025, or Human Resources, 1C-07, 1300 S. Clinton Street, Fort Wayne, Indiana 46802, for more information.

As a participant in the Plan, you are entitled to certain rights and protections under ERISA.

The Right to Receive Information About the Plan

ERISA provides that all Plan participants are entitled to:

•
Examine, without charge, at the Plan Administrator’s office and at other locations, all Plan documents, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

•
Obtain, upon written request to the Plan Administrator, copies of all Plan documents, including insurance contracts, copies of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor, and updated summary plan description.  The Plan Administrator may make a reasonable charge for the copies.

•	Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report when requested.

The Right to Prudent Action by Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan.  The persons who operate the Plan, called fiduciaries, have a duty to do so prudently and in the interest of Plan participants, and beneficiaries.  Fiduciaries who violate ERISA may be removed and required to repay losses they have caused to the Plan.

Enforce Your Rights

No one, including a company, a union, or any other person, may fire or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising any of your rights under ERISA.  If your claim for Plan benefits is denied in whole or in part, a written explanation of the reason for the denial must be provided to you or to your designated representative.  You have the right to have the Plan Administrator review and reconsider your claim.  Under ERISA, there are steps that you can take to enforce the above rights.

For instance, if you request materials from the Plan Administrator and you do not receive them within 30 days, you may file suit in a federal court to obtain the information.  In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until the materials are provided, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may sue for those benefits in a state or federal court (you should first check with the Plan Administrator on your claim and also use the Plan’s appeal process, as applicable).  If you believe that the Plan’s fiduciaries are misusing the Plan’s money, or if you believe that you are being discriminated against for asserting any of your rights, you may seek assistance from the U.S. Department of Labor, or you may sue in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, however, the court may order you to pay these costs and fees, for example, if it finds your claim was frivolous.  If you have any questions about the Plan, you should contact the Plan Administrator.

If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

ERISA CLAIMS PROCEDURES

If we determine that you or your beneficiary is entitled to benefits under this Plan, you will be notified in writing or electronically of your entitlement to such benefits, and we will provide you with the proper forms to apply for and elect such benefits.

If you or your beneficiary feels that you are not receiving a Plan benefit that you should, you may file a written claim for that benefit with the Claims Administrator.  Please address any such claims to the Claims Administrator for this Plan (see section entitled “Important Information about the Plan”, below). The Claims Administrator will decide whether to grant or deny your claim.  If your claim is denied, within 90 days after filing your claim you will receive a written notice explaining the specific reason(s) for denial, the Plan provisions that support the decision to deny the benefit, a description of any additional information needed to review your claim request, instructions for requesting a review of your denied claim and a description of those review, or “appeal” procedures and the time limits applicable to such procedures, including a statement of your right to bring a civil action under ERISA section 502(a).  If special circumstances require an extension of time for processing the claim, you will receive written notice of the extension prior to the end of the 90-day period.

You will have a chance, within 60 days after you receive this written notice, to ask for a review by the Claims Administrator of your claim and its denial.  Upon your request, you may also receive, at no cost to you, copies of all documents, records and other information relevant to your claim.  You and/or your beneficiary may submit written issues comments to the Claims Administrator. Your claim will then be reviewed by the Claims Administrator.  Generally, you will receive written notice of the final decision of the Claims Administrator within 60 days after your request for a review.  If special circumstances require a 60-day extension of time to review the decision, you will receive notice of the extension within the 60-day period (with extension, this review must be concluded within 120 days).

If your claim is denied, the Claims Administrator will notify you either in writing or electronically within the applicable day period specified above and will explain the specific reason(s) for denying your appeal, the Plan provisions that support the decision to deny your appeal, and a statement of your right to bring a civil action under ERISA section 502(a).  Under such circumstances, you have the right to bring a legal action within 90 days of the date you are informed that your appeal has been denied.  If you fail to bring a timely court action, your claim will be permanently denied.

IMPORTANT INFORMATION ABOUT THE PLAN

The Plan Sponsor:

The Plan Sponsor is The Lincoln National Life Insurance Company.  As Plan Sponsor, The Lincoln National Life Insurance Company reserves the right to terminate or amend this Plan at any time, by action of its Boards of Directors.

The Plan Administrator and Named Fiduciary:

Lincoln National Corporation Benefits Committee
150 N. Radnor Chester Road
Radnor, PA 19087-5238
Telephone: (484) 583-1400

The Plan Trustee:

Wilmington Trust Company
1100 North Market Street
Wilmington, DE   19890-0455

Recordkeeper and Claims Administrator:

Lincoln Retirement Services Company, L.L.C.
1300 South Clinton Street
Fort Wayne, IN 46802

Participating Employers:

The Lincoln National Life Insurance Company
Lincoln Life & Annuity Company of New York
Lincoln Financial Advisors Corporation

Plan Year:

January 1st through December 31st

Agent for Service of Legal Process:

General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087

Identification Numbers:

The Employer Identification Number assigned to The Lincoln National Life Insurance Company by the Internal Revenue Service is: 35-0472300.

The Employer Identification Number assigned to the Lincoln National Corporation Benefits Committee by the Internal Revenue Service is: 35-1620788.

The Plan number is 006.

Top Heavy Rules:

The Internal Revenue Code provides a complicated set of rules for determining whether the Plan is “top heavy”.  Stated simply, the Plan is top heavy if the value of aggregated account balances belonging to “key employees” exceeds the aggregated account balances belonging to the non-key employees.  Key employees are generally officers and other highly compensated individuals.

If the Plan became “top heavy”, the Plan’s benefits and vesting schedule would be enhanced. We would notify you in the unlikely event that the Plan ever became top heavy.

General Legal Note:  The summary of the Plan contained in this Prospectus is not intended to be the legally controlling Plan document.  Where there is a discrepancy between the summary of the Plan and the terms and provisions of the Plan document, the terms and provisions of the Plan document control.  Neither the Plan document, the summary of the Plan document contained in this Prospectus, or your rights to any benefits provided under the Plan constitutes a contract of employment.

VALUATION OF INVESTMENTS

Securities authorized for investment under the Plan will be valued each day the New York Stock Exchange is open for business.  Depending on the type of security being valued, a determination of value is based on: the closing price of the security on an exchange on which such securities are listed; the average bid quotations for such securities; quotations from other sources deemed by the Plan Administrator to be reliable as fairly reflecting the market price or redemption price of the securities; the value as reported by an insurance company with respect to a segregated investment account in which the Plan invests; or the average sale or purchase price of the securities when the Plan Trustee is required to sell or purchase securities on the open market to comply with the requests of participants.

All of the Investment Options, including the LNC Stock Fund (discussed in more detail below), are unitized.  That means that if you invest in any Plan Investment Option, you and other investors own a pro-rata portion of all of the securities that may be in the Investment Option (e.g., stocks, bonds, shares of mutual funds, or units of variable insurance trust funds other investment options – whatever the manager of the investment account has chosen to invest in to meet its investment objectives), as well as a pro-rata portion of the cash held by the Investment Option for liquidity purposes.

The value of a unit of any Investment Option is determined by adding the value of all securities in the Investment Option, plus the cash or value of the money market units, then dividing the total value of the Account by the total number of outstanding units issued by the Investment Option.  For the LNC Stock Fund, the value of a unit is calculated each day by dividing the current value of all LNC Common Stock in the Account, plus any cash, by the total number of units allocated to participant Plan accounts.  Some accounts, such as the LNC Stock Fund, hold units of a money market account rather than actual cash to satisfy liquidity needs.  The cash or money market units are used to execute daily transactions, thus avoiding the need for the manager to sell shares of stock on the open market and wait to receive the cash proceeds from the sale to satisfy a participants’ transfer or redemption transaction.

The valuation date for loans, withdrawals and transfers is the date your request, via the Lincoln Alliance Customer Service Center or via the website at www.LincolnFinancial.com, is received and confirmed, as long as your call is received prior to 3 p.m. (Central Time) on a business day (otherwise the next business day).  The valuation date for all other distributions will be no later than the second business day after receipt of your correctly completed distribution form. The valuation date for new agent contributions, LNL contributions and loan repayments is the date on or following a payday on which such payments are received by the Plan Trustee for investment.

YOUR INVESTMENT OPTIONS

Investment Supplement – Effective October 31, 2012

Depending on your investment needs and objectives you may decide to concentrate or diversify the assets currently credited to your Plan accounts, among the various Investment Options described below.  You may also wish to allocate any future contributions made to your Plan account--your Pre-Tax Contributions, Roth 401(k) Contributions, Company Basic Matching Contributions, any Company Discretionary Matching Contributions, and any other Company contributions that you may be eligible to receive (collectively, “Contributions”)--among these Investment Options.

 Lincoln Alliance is the Plan’s current recordkeeper, and third-party administrator. Lincoln Alliance will deem any investment direction(s) you give them to be continuing directions until you affirmatively change them.  If you have not provided Lincoln Alliance with specific investment directions for your Plan accounts, Lincoln Alliance will automatically invest your Pre-Tax Contributions and/or Roth 401(k) Contributions into the Plan’s current default investment option, the Delaware Foundation® Moderate Allocation Fund (a mutual fund).  Your Company Basic Matching Contributions and any Company Discretionary Matching Contributions will be invested in the same Investment Options that you have elected for your Pre-Tax Contributions, or the Plan’s current default investment option if you have not provided Lincoln Alliance with specific investment directions.  The Delaware Foundation® Moderate Allocation Fund is considered a Qualified Default Investment Alternative under Department of Labor regulations.  Contributions that are invested in the Delaware Foundation® Moderate Allocation Fund in the absence of your investment direction will remain in this Fund, unless and until you affirmatively elect to transfer such assets to another Investment Option.

Trading Restriction & Other Limitations.

Unless prohibited by trading restrictions imposed by the Plan, the various Investment Options, or the rules and regulations pertaining to insider trading in LFG securities, you may change your investment directions with respect to future Contributions at any time.  You may also transfer part or all of your current Plan account balances from one Investment Option to another Investment Option, again subject to any trading restrictions imposed by the Plan, the Investment Options involved, and our rules against insider trading.  Any changes to your current investment directions, or transfers permitted among Investment Options, will be effective on the date the transaction is processed via Lincoln Alliance’s website at: www.LincolnFinancial.com, or through the Lincoln Alliance Customer Service Center: 800 234-3500.

If you are a Section 16 Insider of LNC, any reallocation of current investments from other Investment Options into the LNC Stock Fund, changes to your investment directions involving future contributions into the LNC Stock Fund (increasing or decreasing investment), and certain other transactions, will not be permitted at any time without pre-clearance through our Law Department.  For officers and certain other employees, reallocations and changes to investment directions involving the LNC Stock Fund will be restricted to “open window” periods during which the individual is not restricted from trading.  For more information about the trading restrictions relating to the LNC Stock Fund and whether they apply to you, please refer to the LFG Insider Trading & Confidentiality Policy, which is posted at: http://inside.lfg.com/lfg/DOCS/pdf/coc/plc/InsiderTradingPolicy.pdf.

Transfers out of the Lincoln Stable Value Account Option (“LSVAO”) and into an option that competes with the LSVAO may be subject to a “90-Day Equity Wash” requirement.   If the wash requirement is in effect and you wish to move money out of the LSVAO and into a competing option, you must first "wash it" by moving the money into a (non-competing) equity investment option for a minimum of 90 days.  After the 90 days are up, the money can be moved into a competing fund without penalty or further restriction.  Of the current Investment Options, only the Delaware Diversified Income Fund is considered a competing fund.  However, because other “competing funds” may be available through the Self-Directed Brokerage Account (the “SDBA”), the SDBA may be considered a competing fund in the future.  The SDBA will be deemed a competing fund if the LSVAO balances of Plan participants who have a SDBA are 10% or more of the total stable value balances for the Plan.  Currently the SDBA is not considered a competing fund.  In the unlikely event the SDBA becomes a competing fund and you wish to move money from the LSVAO into the SDBA, you would need to move the money into one of the other non-competing Plan Investment Options first, leave it there for at least 90 days, and then move it into the SDBA.

The 90-Day Equity Wash requirement is only in effect if the current yield of the Barclays Intermediate Government/Credit fund is greater than the 5-year historical average of the this fund.  The 90-day wash provision has not been in effect for the Plan since its conversion to Lincoln Alliance in October, 2008.

Transfers out of the LSVAO may also be limited or delayed during calendar quarters when current interest rates are higher than the five-year historical average.

Any restriction will be announced approximately 3 weeks prior to placing the restriction in effect and will be announced through the Lincoln Alliance website.

In order to prevent market timing, excessive trading, and similar abuses, the managers of the various Investment Options may impose additional trading restrictions or redemption fees triggered by certain kinds of trades or trading activities.  In some cases, as disclosed in the Company’s policies, trades will be monitored to ensure compliance.  For mutual fund investment options, please see the relevant prospectus for information on trading restrictions or applicable redemption fees.  For collective investment trust options, please consult the relevant disclosure statements for such information.  These documents are available on Lincoln Alliance’s website at: www.LincolnFinancial.com, or by requesting them through the Lincoln Alliance Customer Service Center: 800-234-3500.  Other than the 90-day Equity Wash requirement described above, the Lincoln Stable Value Account Investment Option is not subject to any market timing or excessive trading restrictions or redemption fees.  The LNC Stock Fund is not subject to any market timing or excessive trading restrictions or redemption fees.

Investments in the Plan.

The Plan Trustee, Wilmington Trust Company, will invest your contributions as soon as reasonably possible after receipt, and in accordance with your investment directions and the provisions of the Plan.  In addition to purchasing shares of LNC common stock on the open market, the Plan Trustee may from time to time purchase authorized and unissued shares directly from us, or purchase outstanding shares directly from our shareholders. Under the terms of the Plan, certain fees, commissions, and other expenses for these transactions will be charged to your account in the Plan.

In deciding how to invest your Plan account, you should carefully consider which Investment Options are right for you.  You should read the following information carefully when making Plan investment decisions about these Investment Options.  You can find additional performance information on the Lincoln Alliance website (www.LincolnFinancial.com).  This information will help you to understand the investment choices and the differences among them.  The information provided to you in the following description of Investment Options should not be construed as an investment recommendation for any particular Investment Option.

Comparative Performance of Investment Options

In general, the following table sets forth the annualized yield earned on the Investment Options currently offered by the Plan over certain periods of time—assuming the reinvestment of dividends and interest.  All rates of return represent past performance and are not necessarily indicative of future performance.  Many conditions affecting performance--such as inflation, business growth and interest rates--may be different in the future.  Investment return and principal value may fluctuate and your investment in the future may be worth more or less than the original amount invested.  The table below has been prepared to assist you in making your investment directions under the Plan. However, the value of this information is limited, and we recommend that you consult a qualified investment adviser before making any investment decisions.

The performance figures have been reduced to reflect some, but not all, of the fees and expenses affecting the Investment Option.  Except as otherwise stated in the description of “Expense” for each Investment Option, the “Net Expense Ratio” of an Investment Option reflects reductions in the performance figures due to investment management fees, contract fees and other operating expenses.   Please see the description of “Expense” for each Investment Option for more detail about these fees and expenses, as well as for any additional fees and expenses which, if shown, would have the effect of further reducing the performance figures.  In cases where the charges were not included, please note that the performance figures would be reduced if such expenses were deducted from performance data.

Fund Performance – Average Annual Total Return*
		Performance as of 10/31/2012					Performance as of Quarter Ending 9/30/2012			Expense Ratio %
	Ticker	3 Months	1 Year	3 Years	5 Years	Inception Date	1 Year	5 Years	* 10 Yrs. Or Since Inception	Gross	± Net
Stock-Based Investments
American Funds Grth Fund of Amer R5	RGAFX	5.25%	14.78%	10.80%	-0.33%	May-02	28.33%	0.38%	9.04%	0.39	0.39
Columbia Acorn Z	ACRNX	4.29%	9.41%	14.27%	1.75%	Jun-70	28.82%	2.71%	12.09%	0.77	0.77
Delaware Intl Equity Trust	---	6.36%	4.59%	---	---	Jun-11	---	---	---	0.90	0.90
Delaware Large Cap Growth Trust	---	2.94%	15.91%	---	---	Jun-11	---	---	---	0.70	0.70
Delaware Lg Cap Value Trust	---	3.79%	16.75%	---	---	Jun-11	---	---	---	0.70	0.70
Delaware Mid Cap Value I	DLMIX	2.03%	8.73%	12.65	---	Feb-08	25.42%	---	3.11%	1.99	1.00
Delaware Smid Cap Growth Trust	---	-1.40%	5.02%	---	---	Jun-11	---	---	---	0.80	0.80
Dodge & Cox International Stock	DODFX	8.32%	6.33%	4.33%	-4.12%	May-01	15.67%	-3.70%	11.72%	0.64	0.64
MFS International Growth Fund	---	5.73%	7.74%	7.81%	-1.21%	Jun-07	20.33%	-0.39%	---	0.80	0.80
Vanguard Extended Market Idx Instl	VIEIX	4.84%	12.67%	15.91%	1.99%	Jul-97	30.43%	2.77%	11.07%	0.12	0.12
Vanguard Institutional Index	VINIX	2.95%	15.18%	13.19%	0.39%	Jul-90	30.18%	1.08%	8.02%	0.04	0.04
Allocation Investments
Delaware Foundation Conservative Allocation Fund	DFIIX	2.06%	8.68%	8.24%	5.25%	Dec-97	13.74%	5.61%	7.43%	1.17	0.88
Delaware Foundation Moderate Allocation Fund	DFFIX	2.97%	9.38%	8.74%	3.33%	Dec-97	16.73%	3.81%	7.88%	1.01	0.90
Delaware Foundation Growth Allocation Fund	DFGIX	3.55%	9.51%	8.79%	0.84%	Dec-97	19.19%	1.52%	7.94%	1.24	0.90
Bond-Based Investments
Delaware Diversified Income Trust	---	0.57%	7.37%	---	---	Jun-11	---	---	---	0.70	0.70
Cash and Stable Value
Lincoln Stable Value Account	---	0.74%	3.00%	3.42%	4.00%	May-83	3.00%	4.03%	4.23%	0.00	0.00
Employer Securities
LNC Stock Fund	LNC	22.91%	29.28%	1.34%	-16.11%	---	52.97%	-17.42%	-2.08%	---	---

       The performance data above represents past performance; past performance does not guarantee future results.

*Average annual total return for period specified or since inception if the fund's age is less than the number of years shown.

± Expense ratios are net of any temporary fee waiver currently in effect.  Please see the description of “Expense” for each option for more detail.

Types of Investment Options

Collective Investment Trusts.  A collective investment trust, or “CIT,” is an investment fund that is similar to a mutual fund in that it invests in stocks, bonds, and other investments.  However, CITs are exempt from registration with the Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and are therefore not subject to the same fees, expenses and regulatory requirements—or regulatory protections—as mutual funds.  CITs may only hold the assets of qualified retirement and government plans, including 401(k) plans, Taft-Hartley plans, profit sharing and cash balance plans, and governmental 457 plans.  An investor in a CIT holds a “unit” of the CIT.  This investment is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or entitled to the protections of the 1940 Act.

In addition to the quoted net expense ratios, other expenses, including legal, auditing, custody service and tax form preparation, investment and reinvestment expenses may apply with respect to your CIT investment.  The CITs offered by the Plan were maintained by Wilmington Trust Retirement and Institutional Services Company.  Effective June 29, 2011, the CIT investments are maintained by SEI Trust Company.

Participation or investment in a CIT is governed by the terms of the trust and participation materials.  An investor should carefully consider the investment objectives, risks, and charges and expenses of the CIT before investing.  The disclosure statement for each CIT together with the declaration of trust for the Delaware Investments Collective Investment Trust contains this and other important information and should be read carefully before investing or sending money. For disclosure statements and declaration of trust, please contact Lincoln Alliance’s Customer Service Center at 800-234-3500, or visit its website at: www.LincolnFinancial.com.  On the drop down box select “Review Plan Information.”

Mutual Funds.   Mutual funds invest in stocks and bonds and other investments and are registered with the SEC as an investment company under the 1940 Act.  Investors in a mutual fund are “shareholders” in a fund with all of the rights and protections provided by the 1940 Act.  With respect to a mutual fund investment option, an investor should carefully consider the investment objectives, risks, charges and expenses of the investment company before investing.  The prospectus for the mutual fund contains this and other important information and should be read carefully before investing or sending money.  For prospectuses, please contact Lincoln Alliance’s Customer Service Center at: 800-234-3500, or visit its website at: www.LincolnFinancial.com. The prospectus online link can be found  in the Historical Fund Performance page below the footnotes.

Insurance Products.  The Lincoln Stable Value Fund is a fixed annuity issued by The Lincoln National Life Insurance Company, Fort Wayne, IN, 46802, on Form 28866-SV and state variations thereof. Guarantees are based upon the claims-paying ability of the issuer.  Contributions received in any quarter will earn interest at the portfolio rate in effect for the quarter, with a minimum guaranteed interest rate.

Company Securities.  The primary purpose of the LNC Stock Fund is to allow you to invest in the common stock of LNC.   For a description of the risks associated with investment in the common stock of LNC, please refer to the Risk Factors in LNC’s filings with the SEC incorporated by reference herein (see “Documents Incorporated by Reference” on page 57).

Self-Directed Brokerage Account.  On January 7, 2010, the TD AMERITRADE Self-Directed Brokerage Account (“SDBA”) option was opened to allow you access to a broad range of investments, such as stocks, bonds and mutual funds.  In order to have access to the Plan’s SDBA, you must review and complete a number of forms.  These forms are available to you to download from the Lincoln Alliance website at www.LincolnFinancial.com.

By establishing a SDBA within the Plan, you acknowledge that you, the Plan participant, and not the Plan fiduciary, are solely responsible for selecting investments through the SDBA, and that the Plan fiduciary has not vetted or screened any investments available through the SDBA.

If you have any questions about the instructions or forms, you can contact the Lincoln Alliance® program Customer Service Center for assistance at 800-234-3500.

Risks Associated with the Investment Options

It is important to keep in mind one of the main axioms of investing: the higher the risk of losing money, the higher the potential reward.  The reverse, also, is generally true: the lower the risk, the lower the potential reward.  As you consider investing in the Plan’s Investment Options, you should take into account your personal risk tolerance.  Diversification within your investment portfolio can reduce risk.  Recent events in the financial sector and the corresponding market volatility reinforces the importance of a well-diversified portfolio, which is one of the most effective ways to ride out short-term market fluctuations.  When you diversify your portfolio – whether by investing in a ready-mixed fund with exposure to a number of investment sectors, or by investing in a number of funds representing different asset classes or styles – you can potentially reduce risk and increase your exposure to various market opportunities.

The Investment Options are subject to one or more risks which are described in summary fashion in the section entitled “Primary Risks” for each Option, and in greater detail in the prospectus materials (for mutual funds), disclosure statements (for collective investment trusts), and miscellaneous disclosure materials referenced in this document.  Please remember that this Investment Supplement is only a summary of those primary disclosure materials, and is not intended to replace or supersede those materials.  Before investing, you should review the full explanation of risks associated with each investment before making a decision to invest.  Copies of the prospectuses and disclosure statements for mutual funds and collective investment trusts are available by contacting Lincoln Alliance’s Customer Service Center at: 800-234-3500, or visiting its website at: www.LincolnFinancial.com.

The following are summaries of the Prospectuses and Disclosure Statements related to the various options available.  You should read the full Prospectuses, Disclosure Statements and Declaration of Trust for an explanation of the Funds and risks involved in investing in any one of the Funds.

Stock-Based Investments

American Funds Growth Fund of Amer R5 (Mutual Fund)

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Investment Objectives:  The Fund seeks to provide growth of capital.  The benchmark for this Fund is the S&P 500. The S&P 500 is a market-capitalization-weighted index of the stocks of 500 leading companies in major industries of the U.S. economy that measures the performance of S&P 500 companies that exhibit strong growth characteristics, including higher earnings growth rates.

•
Investment Strategies:  The Fund invests primarily in common stocks of companies that appear to offer superior opportunities for growth of capital.  The Fund may also hold cash or money market instruments.  The Fund may invest a portion of its assets in securities of issuers domiciled outside the United States.

•
Primary Risks:  Market Risk. This Fund is designed for investors with a long-term perspective who are able to tolerate potentially wide price fluctuations as the growth-oriented equity-type securities generally purchased by the Fund may involve large price swings and potential for loss.  In general, investment in the Fund is subject to risks, including the possibility that the value of the Fund's portfolio holdings may fluctuate in response to events specific to the companies or markets in which the Fund invests, as well as economic, political or social events in the United States or abroad. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•	Manager: Capital Research and Management Company is the registered investment advisor.

•	Expense: 0.39%.

Columbia Acorn Fund (Mutual Fund)

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Investment Objectives:  The Fund seeks long-term capital appreciation.  The long-term investment objective is compared to those of the Russell 2500 Index, the Fund’s primary benchmark, the S&P 500® Index and the Russell 2000 Index.

•
Investment Strategies:  Under normal circumstances, the Fund invests a majority of its net assets in the common stock of small- and mid-sized companies with market capitalizations under $5 billion at the time of investment.  The Fund invests the majority of its assets in U.S. companies, but may also invest up to 33% of its assets in foreign companies in developed markets such as Japan, Canada and the United Kingdom and in emerging markets such as China, India and Brazil.

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Primary Risks:  Emerging Markets Securities Risk, Foreign Securities Risk, Sector Risk, Investment Strategy Risk, Market Risk, Smaller Company Securities Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500. In general, investments in small- and mid-cap companies may be subject to greater volatility and price fluctuation because they may be thinly traded and less liquid, and may be affected by stock market fluctuations due to economic and business development.  This Fund may invest in foreign securities, which may be subject to greater volatility than domestic investments.

•	Manager: Columbia Wanger Asset Management, LLC is the registered investment advisor.

•	Expense: 0.77%

Delaware International Value Equity Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long-term capital appreciation without undue risk to principal. The performance benchmark for the Trust is the MSCI® EAFE Index.

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Investment Strategy:  The Trust is invested primarily in equity securities of issuers from foreign countries.  The Trust invests primarily in equity securities, including common stocks, which provide the potential for capital appreciation.  The strategy would commonly be described as a value strategy, that is, the adviser strives to purchase stocks that are selling for less than what it believes their value is.  The adviser places great emphasis on those securities it believes can offer the best long-term appreciation within a three- to five-year horizon.

•
 Primary Risks:  Conflicts of Interest Risk, Currency Risk, Derivatives Risk, Interest Rate Risk,  International Risk, Investment Strategy Risk, Liquidity Risk,  Market Risk,  Small and medium Company Risk. For specific definitions/explanations of these types of risks, please see the declaration of trust posted on the website or you can request a copy of the Trust by calling the Lincoln Alliance Customer Service Center at 800 234-3500.  In general, foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.

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Manager:  SEI Trust Company (“Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.   The Trustee has retained Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment advisor to the Trust.

•	Expense: 0.90%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

Delaware Large Cap Growth Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Growth Index.

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Investment Strategies:  The Trust is invested primarily in large cap common stocks with market capitalizations generally in the range of the companies in the Russell 1000® Growth Index at the time of purchase.  Investments that the investment advisor, Delaware Investment Advisers  believes have the potential for sustainable free cash flow growth.

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Primary Risk:  Conflicts of Interest Risk, Credit Risk, Currency Risk, Derivatives Risk, International Risk, Investment Strategy Risk, Liquidity Risk, and Market Risk.  For specific definitions/explanations of these types of risks, please see the declaration of trust posted on the website or you can request a copy of the Trust by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•
Manager:  SEI Trust Company (“Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.  The Trustee has retained, Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment advisor to the Trust.

•
Expense: 0.70%.  The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody service fees, tax form preparation expenses, retirement plan platform fees, legal and other fees.

Delaware Large Cap Value Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Value Index.

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Investment Strategies:  The Trust is invested primarily in securities of large-capitalization companies (with market capitalizations in the range of the Russell 1000.)  The Trust’s adviser, Delaware Investment Advisers (“DIA”), seeks securities believed to be undervalued in relation to their intrinsic value as indicated by multiple factors including earnings and cash flow potential.  DIA follows a value-oriented investment philosophy in selecting stocks for the Trust using a research intensive approach.

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Primary Risks: Conflict of Interest Risk, Currency Risk, Derivatives Risk, Interest Rate Risk, International Risk, Investment Strategy Risk, Liquidity Risk, Market Risk.  For specific definitions/explanations of these types of risks, please see the declaration of trust posted on the website or you can request a copy of the Trust by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•
Manager:  SEI Trust Company (“Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.  The Trustee has retained DIA, a series of Delaware Management Business Trust, to act as the investment advisor to the Trust.

•	Expense: 0.70%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

Delaware Mid Cap Value Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks capital appreciation.

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Investment Strategies:  The Fund is invested primarily in medium-sized companies whose stock prices appear low relative to their underlying value or future potential.  Under normal circumstances, at least 80% of the Fund’s net assets will be in investments of medium-sized companies (the 80% policy).  Mid-sized companies would be those companies whose market capitalizations fall within the range represented in the Russell Midcap® Value Index at the time of the Fund’s investment.  The Fund’s 80% policy can be changed without shareholder approval provided shareholders are given notice at least 60 days prior to any change.

•
Primary Risks:  Counterparty Risk, Derivatives Risk, Government and Regulatory Risk  Interest Rate Risk, Liquidity Risk, Market Risk, Small Company Risk.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.  In general, investing in small- and/or medium-sized company stocks typically involve greater risk, particularly in the short-term, than those investing in larger, more established companies.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc. (“DMHI”). DMHI is a subsidiary of the Macquarie Group.

•
Expense: 1.00%.  The Fund’s investment manager has voluntary agreed to waive all or a portion of its investment management fees and pay/or reimburse expenses from February 28, 2012 through February 28, 2013, in order to prevent the total annual fund operating expenses from exceeding 1.00% of the Fund’s average daily net assets. The waiver may be discontinued at any time. The estimated total annual fund operating expenses without the waiver is 1.99%.

Delaware Smid Cap Growth Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long term capital appreciation by investing primarily in common stocks of growth oriented companies The Trust’s benchmark is the Russell 2500® Growth Index.

•
Investment Strategies:  The Trust invests primarily in common stocks of  growth-oriented companies that the adviser believes have long-term capital appreciation potential and expects to grow faster than the U.S. economy.  The adviser particularly seeks the small- to mid-sized companies that address large market opportunities, which it defines as the likelihood that an individual company’s goods and/or services will be sold.  The adviser uses the bottom up approach, seeking to select securities of companies, the adviser believes have attractive end market potential, dominant business models, and strong cash flow generation that are attractively priced compared to intrinsic value of the securities.  The adviser also considers a company’s operational efficiencies, management’s plans for capital allocation, and the company’s shareholder orientation.

The Trust generally holds 25 to 30 stocks, although from time to time it may hold fewer or more names, depending upon the adviser’s assessment of the investment opportunities available.

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Primary Risks: Conflicts of Interest Risk, Credit Risk, Currency Risk, Derivative Risk, Industry/Sector Risk, International Risk, Interest Rate Risk, Investment Strategy Risk, Limited Number of Securities Risk, Liquidity Risk, Market Risk, Small- and Medium-size company Risk.  For specific definitions/explanations of these types of risks, please see the declaration of trust posted on the website or you can request a copy of the Trust by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•
Manager:  SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.   The Trustee has retained DIA, a series of Delaware Management Business Trust, to act as the investment adviser to the Trust.

•	Expense: 0.80%.

Dodge & Cox International Stock Fund (Mutual Fund)

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Investment Objectives:  The Fund seeks long-term growth of principal and income.  The Fund’s benchmark is the MCSI EAFE (Europe, Australasia, Far East Index).  The MSCI EAFE is an unmanaged index of the world’s stock markets, excluding the United States.

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Investment Strategies:  The Fund invests primarily in a diversified portfolio of equity securities issued by non-U.S. companies from at least three different countries, including emerging markets.  The Fund considers economic and political stability of a country and protection provided to foreign shareholders.  The Fund invests primarily in medium-to-large well established companies based on standards of the applicable market.

•
Primary Risks:  Equity Risk, Issuer Risk, Liquidity Risk, Management Risk, Market Risk, Non-U.S. Investment Risk, Non-U.S. Currency Risk, Non-U.S. Issuer Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.  In general, foreign investing, especially in developing countries, has special risks such as currency and market volatility and political and social instability. These and other risk considerations are discussed in the Fund’s prospectus.

•	Manager: Dodge & Cox is the registered investment advisor.

•	Expense: 0.64%

MFS International Growth Fund (CIT)

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Investment Objectives:  The Fund’s investment objective is to seek capital appreciation.  The Fund seeks to outperform the MSCI All Country World (ex-US) Growth Index over full market cycles.  A full market cycle is defined as typically three to five years.  MSCI All Country World (ex-US) Growth Index is a market capitalization index that is designed to measure equity market performance for growth securities in the global developed and emerging markets, excluding the U.S.  No assurance can be given that the Fund will achieve it investment objective.

•
Investment Strategies:  In seeking to achieve its investment objective, the Fund relies on a team of global research analysts to identify companies with the highest sustainable earnings growth rates in their industry, companies that are expected to deliver value through the continued compounding of a growing earnings stream, and companies whose stocks are poised for multiple expansion.  Sector and country weightings are the residual of the bottom-up stock selection process, rather than the result of a top-down, macroeconomic outlook.  The Fund seeks to be broadly diversified across countries and sectors.

•
Primary Risks:  Stock Market Risk, Company Risk, Currency Risk, Geographic Concentration Risk, Foreign, Risk, Emerging Markets Risk, Investment Selection Risk, Counterparty and Third Party Exposure Risk, Liquidity Risk and Active and Frequent Trading Risks and Temporary Defensive Strategy Risk.  For specific definitions/explanations of these types of risks, please see the Information Memorandum for the MFS Heritage Trust Company Collective Investment Trust.  This Memorandum can be found on the website, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500

•	Manager: MFS Heritage Trust Company (the “Trustee”) serves as the Trustee of the Trust. The Trustee is a subsidiary of Massachusetts Financial Service Company.

•
Expense: 0.80%.  0.75% Management Fee plus 0.05% Administrative Fee.   The Trustee will bear the Fund’s expenses such that a Fund’s annual administrative and operational expenses do not exceed the indicated expense caps as currently in effect (0.05%). The expense caps will continue until modified by the Trustee.

Vanguard® Extended Market Index Fund (Mutual Fund)

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Investment Objectives:  The Fund seeks to track the performance of a benchmark index that measures the investment return of small- and mid-capitalization stocks.  The benchmark for this Fund is the S&P Completion Index.

•
Investment Strategies:  The Fund employs an indexing investment approach designed to track the performance of the Standard & Poor’s Completion Index, a broadly diversified index of stocks of small and medium-size U.S. companies.  The S&P Completion Index contains all of the U.S. common stocks regularly traded on the New York Stock Exchanges and the Nasdaq over-the-counter market, except those stocks included in the S&P 500 Index.  The Fund invests all, or substantially all, of its assets in stocks of its target index, with nearly 80% of its assets invested in 1,200 stocks in its target index (covering nearly 85% of the Index’s total market capitalization), and the rest of its assets in a representative sample of the remaining stocks.  The Fund holds a broadly diversified collection of securities that, in the aggregate, approximates the full Index in terms of key characteristics.  These key characteristics include industry weightings and market capitalization, as well as certain financial measures, such as price/earnings ratio and dividend yield.

•
Primary Risks:  Investment Style Risk, Stock Market Risk and Index Sampling Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•	Manager: The Vanguard Group, Inc. is the registered investment advisor.

•	Expense: 0.12%

Vanguard® Institutional Index Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks.

•
Investment Strategies:  The Fund employs an indexing investment approach designed to track the performance of the Standard & Poor’s 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. Companies.  The Fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Standard & Poor’s 500 Index, holding each stock in approximately the same proportion as its weighting in the Index.

•
Primary Risks:  Investment Style, Stock Market Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•	Manager: The Vanguard Group, Inc. is the registered investment advisor.

•	Expense: 0.04%

Asset Allocation Options

Each of the three Asset Allocation Options summarized below relies on active asset allocation and invests in a diversified portfolio of securities of different investment classes and styles as it strives to obtain its objectives.  The Asset Allocation Options offer varying levels of income and growth potential and corresponding variations in risk: “conservative,” “moderate,” or “aggressive.”

Delaware Foundation® Conservative Allocation Fund (Mutual Fund)

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Investment Objectives:  The Fund seeks a combination of current income and preservation of capital with capital appreciation.  The benchmark for the Fund is the Barclays Capital U.S. Aggregate Index, formerly known as Lehman Brothers U.S. Aggregate Index.

•
Investment Strategies: The Fund invests in a combination of underlying securities representing a variety of asset classes and investment styles, using an active allocation approach when selecting investments for this Fund.  The Fund typically targets about 40% of its net assets in equity securities (with a range of 20% to 50%), and 60% of its net assets in fixed income securities (with a range from 50% to 80%).  The Fund may invest 5% to 50% of its net assets in foreign securities and up to 10% of its net assets in emerging market securities. The following provides the target percentages of the Fund’s net assets in each style of underlying equity securities: U.S. equity, such as U.S. large cap core, U.S. large cap growth, U.S. large cap value, U.S. small cap core (target 20%, with a range of  5% to 30%); international equity, such as international value and international growth (target 15%, with a range of 5% to 30%); global real estate (target 0%, with a range from 0% to 15%); emerging markets (target 5%, with a range from 0% to 10%).  The fixed income portion includes bonds (target 58%, with a range of 30% to 70%) and cash equivalents (target 2%, with a range of 0% to 20%).

•
Primary Risks:  The Fund has significant exposure to Market Risk, Interest Rate Risk, Credit Risk and Prepayment Risk. For specific definitions/explanations of these types of risks as well as other risks of investing in this fund, please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc. (“DMHI”). DMHI is a subsidiary of Macquarie Group.

•
Expense: 0.88%.  The Fund’s investment manager has contracted to waive all or a portion of its investment advisory fees and or/pay or reimburse expenses through January 28, 2013 in order to prevent total annual fund operating expenses from exceeding, in an aggregate amount, 0.88% of the Fund’s average daily net assets. The estimated total annual fund operating expenses without the waiver is 1.17%.

Delaware Foundation® Moderate Allocation Fund (Mutual Fund)

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Investment Objectives:  The Fund seeks capital appreciation as the primary objective with current income as a secondary objective.  The Fund’s benchmarks are the S&P 500 Index and Barclays Capital U.S. Aggregate Index, formerly known as the Lehman Brothers U.S. Aggregate Index.

•
Investment Strategies:  The Fund invests in a combination of underlying securities representing a variety of asset classes and investment styles, using an active allocation approach when selecting funds.  The Fund typically targets about 60% of its net assets in equity securities (with a range of 40% to 70%), and 40% of its net assets in fixed income securities (with a range from 30% to 60%).  The Fund may invest 10% to 60% of its net assets in foreign securities and up to 15% of its net assets in emerging market securities.  The following provides the target percentages of the Fund’s net assets in each style of underlying equity securities: U.S. equity, such as U.S. large cap core, U.S. large cap growth, U.S. large cap value, U.S. small cap core (target 30%, with a range of 10% to 40%); international equity, such as international value and international growth (target 22.5%, with a range of 10% to 40%); global real estate (target 0%, with a range from 0% to 15%); emerging markets (target 7.5%, with a range from 0% to 15%).  The fixed income portion includes bonds (target 38%, with a range of 20% to 50%) and cash equivalents (target 2%, with a range of 0% to 15%).

•
Primary Risks:  The Fund has significant exposure to Market Risk, Foreign Risk and Currency Risk. For specific definitions/explanations of these types of risks, and other risks of investing in this fund please see the prospectus for this Fund.  The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc. (“DMHI”). DMHI is a subsidiary of Macquarie Group.

•
Expense: 0.90%.  The Fund’s investment manager has contracted to waive all or a portion of its investment advisory fees and or/reimburse expenses through January 28, 2013 in order to prevent total annual fund operating expenses from exceeding, in an aggregate amount, 0.90% of the Fund’s average daily net assets.  The estimated total annual fund operating expenses without the waiver is 1.01%.

Delaware Foundation® Growth Allocation Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks long-term capital growth. The benchmark for this Fund is the S&P 500 Index.

•
Investment Strategies:  The Fund invests in a combination of underlying securities representing a variety of asset classes and investment styles, using an active allocation approach.  The Fund typically targets about 80% of its net assets in equity securities (with a range of 55% to 90%), and 20% of its net assets in fixed income securities (with a range of 10% to 45%).  The following provides the target percentages of the Fund’s net assets in each style of underlying equity securities: U.S. equity, such as U.S. large cap core, U.S. large cap growth, U.S. large cap value, U.S. small cap core (target 40%, with a range of 15% to 50%); international equity, such as international value and international growth (target 30%, with a range of 15% to 50%); global real estate (target 0%, with a range from 0% to 20%); and emerging markets (target 10%, with a range from 0% to 20%).  The fixed income portion (target 20%, with a range from 10%-45%) includes bonds (target 18%, with a range of 10% to 40%) and cash equivalents (target 2%, with a range of 0% to 10%).

•
Primary Risks:  The Fund has significant exposure to Market Risk, Small Company Risk, Foreign Risk and Currency Risk. For specific definitions/explanations of these types of risks and other risks of investing in this fund, please see the prospectus for this Fund.   The prospectus can be found on the website under “Research All Investments” , click on the fund name and then on the Prospectus tab, or you can request a copy by calling the Lincoln Alliance Customer Service Center at 800 234-3500.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc. (“DMHI”). DMHI is a subsidiary of Macquarie Group.

•
Expense: 0.90%.  The Fund’s investment manager has contracted to waive all or a portion of its investment advisory fees and or/reimburse expenses through January 30, 2013 in order to prevent total annual fund operating expenses from exceeding, in an aggregate amount, 0.90% of the Fund’s average daily net assets.  The estimated total annual fund operating expenses without the waiver is 1.24%.

Bond Option

Bond Options seek income or growth of income by investing primarily in income-producing securities such as corporate bonds, mortgages, government bonds, foreign bonds, convertible bonds, and preferred stocks.  Bond Options generally have a lower potential for capital growth.

Delaware Diversified Income Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks maximum long-term total return, consistent with reasonable risk. The benchmark for the Trust is Barclays Capital U.S. Aggregate Index.

•
Investment Strategies: The Trust allocates its investments principally among the following four sectors of the fixed income securities markets: U.S. investment grade, U.S. high yield, international developed markets, and emerging markets.  Under normal circumstances, the Trust will invest at least 80% of its net assets in fixed income securities (the 80% policy).  Delaware Investment Advisers will determine how much of the Trust to allocate to each of the four sectors, based on its evaluation of economic and market conditions and an assessment of the returns and potential for appreciation that can be achieved from investments in each of the four sectors.  There is no guarantee  that the Trust will meet its investment objectives.

•
Primary Risks:  The Trust has significant exposure to Credit Risk, Currency Risk, Derivatives Risk, Forward Foreign Currency Contract Risk , High Yield Fixed Income Securities Risk, Interest Rate Risk, International Risk, Investment Strategy Risk, Liquidity Risk, Loans and Other Indebtedness Risk, Market Risk, Pre-payment Risk , and Valuation Risk.  For specific definitions/explanations of these types of risks, please see the declaration of trust posted on the website or you can request a copy of the Trust by calling the Lincoln Alliance Customer Service Center at 800 234-3500.  In general, investments in the Delaware Diversified Income Trust are subject to the risk that the portfolio, particularly with longer maturities, will decrease in value if the interest rates rise. High-yielding, non-investment grade bonds (“junk bonds”) involve higher risk than investment grade bonds. Adverse conditions may affect the issuer’s ability to pay interest and principal on these securities. Foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.  Securities of issuers from emerging market countries may be more volatile, less liquid, and generally more risky than investments in issuers from more developed foreign countries.  Diversification does not ensure a profit or guarantee against a loss. The Trust will also be affected by prepayment risk due to its holdings of mortgage-backed securities. With prepayment risk, when homeowners prepay mortgages during periods of low interest rates, the Trust may be forced to redeploy its assets in lower yielding securities. If, and to the extent that, the Trust invests in forward foreign currency contracts or uses other investments to hedge against currency risks, the Trust will be subject to the special risks associated with those activities.

•
Manager:  SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.  The Trustee has engaged DIA, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.70%

Stability of Principal Investment Option

Stability of Principal Investment Options are conservative investment options that seek to hold the principal value of an investment so that it is stable or close to stable through all market conditions.  Stability of Principal Investment Options may credit a stated rate of return or minimum periodic interest rate that may vary.  These types of investments are often referred to as a “guaranteed account” or “money market account.”

The Lincoln Stable Value Account (Insured Product)

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Investment Objectives:  This Investment Option seeks to provide a competitive current interest rate that translates into the highest possible return with the lowest level of risk while also offering the protection of principal. Contributions made to the Lincoln Stable Value Account in any quarter will earn interest at the quarterly-set portfolio rate.  The portfolio rate is declared for the quarter and is in effect only for that quarter.  The portfolio rate is the three-year average of the Barclays Capital Intermediate U.S. Government/Credit Index, formerly known as the Lehman Intermediate U.S. Government/Credit Index, plus 0.20%, as of one month prior to the beginning of each quarter.  The guaranteed minimum crediting rate for the Lincoln Stable Value Account is 3.00%.  The portfolio rate in effect for the fourth quarter (4Q) of 2012 is 3.00%.  This formula is guaranteed until October 1, 2013.  The Lincoln National Life Insurance Company will provide notice of a new formula prior to October 1, 2013.  If the Barclays Capital Intermediate U.S. Government/Credit Index ceases to be published, The Lincoln National Life Insurance Company will select a comparable index.

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Investment Strategies: The Lincoln Stable Value Account, a fixed annuity, is part of the general account of The Lincoln National Life Insurance Company and is backed by the general credit worthiness and the claims paying ability of The Lincoln National Life Insurance Company.  The general account invests in investment and non-investment grade public companies, U.S. government bonds, high-quality corporate bonds, and other high-quality asset classes in keeping with the investment policy statement for the portfolio.

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Primary Risks: Credit Risk (the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that such companies or individuals will be unable to pay the contractual interest or principal on their debt obligations at all); Inflation Risk (the possibility that, over time, the returns will fail to keep up with the rising cost of living); Interest Rate Risk (the chance that bond prices overall will decline over short or even long periods due to rising interest rates); Liquidity Risk (the chance that the insured product is not backed by sufficient reserves to meet participant withdrawals, or would incur a market value adjustment or penalty for early withdrawal from one or more of its contracts); Manager Risk (the chance that poor security selection will cause the Stable Value Fund to under-perform other stability of principal investment options with similar objectives); Market Risk (the chance that the value of your investment will change because of rising (or falling) stock or bond prices).  There is no government guarantee (such as the FDIC guarantee) protecting investments in the Lincoln Stable Value Account.

•	Manager: Delaware Investment Advisers, a series of Delaware Management Business Trust, is the registered investment advisor.

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Expense:  No asset charges are deducted from participant accounts.  0.10% is paid by The Lincoln National Life Insurance Company to Delaware Investment Advisers as a management fee and has effectively reduced the rate of return from the three-year average of the Barclays Capital Intermediate U.S. Government/Credit Index, plus 0.29% to that rate of return plus 0.20%.3

Brokerage Account

On January 7, 2010, the TD AMERITRADE Self-Directed Brokerage Account (“SDBA”) option was opened to allow you access to a broad range of investments, such as stocks, bonds and mutual funds.  In order to have access to the Plan’s SDBA, you must review and complete a number of forms.  These forms are available to you to download from the Lincoln Alliance website at (www.LincolnFinancial.com).

By establishing a SDBA within the Plan, you acknowledge that you, the Plan participant, and not the Plan fiduciary, are solely responsible for selecting investments through the SDBA, and that the Plan fiduciary has not vetted or screened any investments available through the SDBA.

A quarterly maintenance fee will be deducted for investments in your SDBA.

If you have any questions about the instructions or forms, you can contact the Lincoln Alliance Customer Service Center for assistance at 800 234-3500.

LNC Stock Fund

•	Investment Objectives: This Investment Option is referred to as an Employee Stock Ownership Plan. It is designed to provide participants with the opportunity to invest in employer securities.

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Investment Strategies:  To achieve its objective, this Investment Option invests mainly in shares of the common stock of LNC (“LNC Common Stock”), but may also invest in cash or short-term money-market securities to provide the liquidity and flexibility necessary to sell or exchange units of the fund quickly and easily, generally on a daily basis.  When the amount of short-term investments in the Fund fall outside the range of 2.5% to 3.5% of its net assets, LNC common stock is either bought or sold to bring the short-term investments back into the target range.

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Primary Risks: Inflation Risk; Investment-Style Risk; Market Risk. This is a non-diversified Investment Option, investing in the stock of a single issuer.  It is therefore a riskier investment than an Investment Option that invests in a diversified pool of stocks of companies with similar characteristics as this account.  For a description of the risks associated with investment in LNC Common Stock, see “Risk Factors” detailed in the most recently filed LNC Annual Report (10-K) or LNC Quarterly Report (10-Q).  It is a market-valued account, meaning that both the principal value and the investment return may go up and down based on the market price of the LNC Common Stock held in the Fund.  For a more detailed description of LNC Common Stock.  See “Lincoln National Corporation Common Stock” below.

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Dividends:  You have the option to receive your LNC Stock Fund dividends in cash or to reinvest them.  Dividends paid with respect to your investment in the fund will be automatically reinvested and no action is required if you wish to reinvest your dividends.  If you choose to receive your dividends in cash, Wilmington Trust will pay your dividends by check as soon as administratively practicable after the dividend payment date.  Only dividends from your investments in the LNC Stock Fund that have been in the Plan for at least two years can be distributed in cash.

If you are currently invested in the LNC Stock Fund, and would like to receive dividends in cash, you may change the default dividend reinvestment option by calling the Lincoln Alliance Customer Service Center at 1-800-234-3500. Changes made by 4 p.m. (Eastern Time) on the last business day before dividends are paid will be applied to the dividends payable on February 1, May 1, August 1, and November 1.  You may change this election as often as you wish, but only the last election on file before the deadline for the applicable dividend payment date will control.

You should be aware that choosing to receive your dividends in cash may result in a lower account value upon retirement, due to fewer assets in the Plan and diminished ability to leverage the power of pre-tax compounding of earnings.

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Share Ownership: The LNC Stock Fund is a “unitized” stock fund and is the way you can invest in LNC Common Stock within the Plan.  When investing in the LNC Stock Fund, you are purchasing units of the Fund, not actual shares of stock; the Fund owns actual shares of stock.

The “units” you own represent your pro-rata share of the Fund's total assets.  The Plan's trustee determines the unit value daily using the values of the underlying assets at the daily closing price of each asset.  The same economic or market conditions and trends that cause the price of  LNC’s Common Stock to fluctuate will similarly influence the unit price of the LNC Stock Fund, although the LNC Stock Fund’s unit price and the market price of LNC Common Stock are likely to be different.  Additionally, the percentage of short-term investments being held, bought or sold by the fund and any gains/losses realized on the sales of LNC Common Stock impact the investment returns of the unitized LNC Stock Fund.

You may become a direct owner of shares of LNC Common Stock through the Plan only when you take a withdrawal or distribution and elect to receive share of LNC Common Stock.

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Share Voting Rights: If you invest in this Investment Option, you will have “pass-through voting rights.”  This means that Wilmington Trust will vote the shares in the manner that you direct, if you sign and return the proxy card in time.  You will have voting rights for the number of shares in this Investment Option that is proportionate to the size of your investment.  Otherwise, Wilmington Trust will vote your interest in the Investment Option in the same proportion as the other Plan participants who voted.

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Trading Restrictions: Officers of LNC and certain other participants of LNC (“Restricted Employees”) with access to inside information are subject to regular quarterly trading restrictions imposed by LFG’s “Insider Trading and Confidentiality Policy” on any transaction, except normal payroll deductions, that might cause an increase or decrease in that person’s interest in the Fund.  Except for trading under a written securities trading plan meeting the requirements of Rule 10b5-1, Restricted Employees may only engage in transactions to increase or decrease their interest in LNC Stock Fund during previously announced open window trading periods.  Other participants may also be subject to trading restrictions under the Policy.

•	Account Manager: Wilmington Trust Company

•	Expense: 0.00%

PLAN INTERESTS ARE SECURITIES

Persons participating in the Plan acquire an interest in the Plan assets held and administered by the Plan Trustee. This interest is itself a security and its acquisition entails the risk of loss as well as the possibility of gain. The character and extent of the participant’s interest in the Plan assets and his rights and options in relation thereto are discussed in detail in this prospectus. Before deciding to participate, participants should carefully read this prospectus and consider and assess the risks and opportunities in view of their individual situation.

LINCOLN NATIONAL CORPORATION COMMON STOCK
AND PREFERRED STOCK

General
Our articles of incorporation currently authorize the issuance of 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  We may issue our Preferred Stock from time to time in one or more series by resolution of our board of directors.  We have outstanding one series of Preferred Stock, consisting of LNC’s $3.00 Cumulative Convertible Preferred Stock, Series A (without par value), which we refer to as “Series A preferred stock”.  At November 15, 2012, we had issued and outstanding 275,184,058 shares of Common Stock and 9,532 shares of Series A preferred stock.

The following descriptions of the classes of our capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law, (the “IBCL”), and our Restated Articles of Incorporation (including: a board of directors’ certificate of resolution designating the rights and preferences of the Series A preferred stock;), our Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 28, 1969, including any amendments or reports filed for the purpose of updating such description, which, in each case, are included as exhibits to the registration statement that includes this prospectus.

Common Stock

Transfer Agent and Registrar.  Our Common Stock is traded on the New York Exchange under the symbol “LNC.”  The registrar and transfer agent is Computershare Investor Services.

Voting Rights.  Except as set forth below under “Anti-Takeover Considerations—Certain State Law Provisions”, each holder of record of our Common Stock is entitled to one vote for each share of our Common Stock held on all matters submitted to a vote of the shareholders, including election of directors.  Holders of our Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights.  The holders of our Common Stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of Preferred Stock or other special classes of stock.

Liquidation Rights.  In the event of liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any Preferred Stock that may at the time be outstanding.

Preemptive Rights.  Holders of our Common Stock do not have any preemptive or similar equity rights.

Preferred Stock

General.  Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to 10 million shares of Preferred Stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of Preferred Stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding.  We currently have one series of Preferred Stock outstanding, the Series A Preferred Stock.  All outstanding shares of Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable.

Voting Rights.  Each holder of Preferred Stock of any series outstanding is entitled to one vote per share and to vote together, as a single class, with holders of our Common Stock on all matters submitted to a vote of the common shareholders.

Special Voting Rights With Respect to Directors.  In the event that six or more quarterly dividends, whether or not consecutive, on any series of Preferred Stock are in default, the holders of any outstanding series of Preferred Stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two of LNC’s directors.  This right will continue with respect to shares of cumulative Preferred Stock until all accumulated and unpaid dividends on all such shares have been paid or declared and set aside for payment,  and, with respect to shares of non-cumulative Preferred Stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

Other Special Voting Rights.  The approval of the holders of record of at least two-thirds of the outstanding shares of all series of our Preferred Stock, voting as a class, will be required to take the following actions:

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amend our articles of incorporation to create or authorize any stock ranking prior to or on a parity with the outstanding Preferred Stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•
to create or authorize any security convertible into shares of stock ranking prior to or on a parity with the outstanding Preferred Stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•
amend, alter, change or repeal any of the express terms of any outstanding Preferred Stock, or any series thereof, in any prejudicial manner (provided only holders of two-third of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•
merge or consolidate with another corporation where we are not the surviving entity, if the rights, preferences or powers of the Preferred Stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred shareholders; or

•
authorize, or revoke a previously authorized, voluntary dissolution of LNC, approve any limitation of the terms of our existence, or authorize the sale, lease, exchange or other disposition of all or substantially all of our property.

Series A Preferred Stock

Dividend Rights.  To the extent permitted by law, holders of LNC Series A preferred stock are entitled to receive, but only when and as declared by our board of directors, cash dividends at the per annum rate of $3.00 per share, payable $0.75 per share quarterly.  Dividends on the Series A preferred stock are cumulative.

Liquidation.  Holders of Series A preferred stock are entitled to a liquidation preference of $80.00 per share, plus accrued dividends, before any assets may be distributed to holders of our Common Stock or any other stock ranking junior to the Series A preferred stock.

Redemption.  The Series A preferred stock may be redeemed at any time at the option of our board of directors, in whole or in part, at a redemption price of $80.00 per share plus accrued but unpaid dividends.

Conversion.  Each share of Series A preferred stock is currently convertible at the option of the holder thereof into sixteen shares of our Common Stock, subject to certain further adjustments.  There is no conversion rate adjustment for a merger.

Anti-Takeover Considerations

Certain Provisions of LNC’s Restated Articles of Incorporation.

Our restated articles of incorporation provide that the affirmative vote of the holders of three-fourths of our voting stock is required to amend Article III, which deals with the number, classification, qualifications and removal of directors. Article III provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of our board of directors. The bylaws can be amended only by action of our board of directors. Article III also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of our voting stock.

The provisions of Article III requiring the affirmative vote of three-fourths of our voting stock to amend Article III could make it difficult for the shareholders to change the existing provisions of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

Article IV of our restated articles of incorporation also provide that no shares of the common stock of The Lincoln National Life Insurance Company, our primary insurance subsidiary, may be sold, leased, exchanged, mortgaged, pledged or otherwise disposed of except by the vote of the holders of three-fourths of our shares outstanding and entitled to vote thereon at an annual or special meeting of shareholders.

Article V of our restated articles of incorporation contains a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of our voting stock to approve certain kinds of business combinations involving LNC and any shareholder holding 10% or more of our voting stock or certain affiliates of that shareholder unless:

•	the transaction is approved by a majority of the members of our board of directors who are not affiliated with the 10% shareholder making the proposal; or

•	the transaction meets certain minimum price and procedural requirements.

In either of these cases, only the normal shareholder and director approval requirements of the IBCL would govern the transaction. The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of our voting stock. The “fair price” provision is intended to increase the likelihood that all our shareholders will be treated similarly if certain kinds of business combinations are affected. The “fair price” provision may have the effect of making a takeover of us more expensive and may therefor discourage tender offers for less than three-fourths of our stock and acquisitions of substantial blocks of our stock with a view to acquiring control of us.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets ce

56

rtain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	10,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

EXPERTS

The financial statements of the LNL Agents’ 401(k) Savings Plan appearing in the LNL Agents’ 401(k) Savings Plan’s Annual Report (Form 11-K) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. In addition, the consolidated financial statements of Lincoln National Corporation appearing in Lincoln National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 (including schedules appearing therein) and the effectiveness of Lincoln National Corporation’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Marcie J. Weber, Esquire, Vice President and Senior Counsel of LNC.  As of November 19, 2012, Ms. Weber beneficially owned approximately 3,600 shares of our Common Stock including options exercisable within sixty (60) days of the date of the Registration Statement.  The validity of the interests in the Plan to which this prospectus relates will be passed upon for the Plan by Andrew J. Scanlon, Esquire, Senior Counsel of LNC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at:

•
public reference room maintained by the SEC in: Washington, D.C. (100 F. Street, N.E., Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

This prospectus is a combined prospectus, which is part of Registration Statements filed on Form S-1 and S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statements and the exhibits and schedules to the Registration Statements. For further information concerning us and the securities, you should read the entire Registration Statements and the additional information described under “Documents Incorporated by Reference” below. The Registration Statements have been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including the additional information described under “Documents Incorporated by Reference” is also available on our web site at http://www.lincolnfinancial.com/investors. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s web site is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed (File No. 1-6028) with the SEC in accordance with the provisions of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on January 18, March 29, May 29, October 10, and
November 1, 2012;

•	The description of our common stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•	LNL Agents’ 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011.

Each LNC document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan, and copies of the Plan.  Please direct your oral or written request to:   Charles A. Brawley, Senior Vice President, Associate General Counsel & Secretary, 150 N. Radnor Chester Road, Radnor, PA  19342, 484-583-1400, or charles.brawley@lfg.com.

LNL Agents’ 401(k) Savings Plan
Financial Statements and Supplemental Schedule
Years Ended December 31, 2011, 2010 and 2009

The financial statements for the LNL Agents’ 401(k) Savings Plan are incorporated by reference from the Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates of all expenses incurred or to be incurred by us in connection with the issuance and distribution of our Common Stock to be registered, other than underwriting discounts and commissions of which there are none.

Registration fees	$11,209
Photocopying and Printing	5,000
Accounting fees	10,000
Miscellaneous	-0-
TOTAL	$26,209

Item 15. Indemnification of Directors and Officers

Our bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

·
reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those   brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding except with respect to matters as to which they are adjudged liable for negligence or misconduct in the performance of duties to their respective corporations.

·
reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful.

Indiana Law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation. Our non-employee directors also have agreements providing similar indemnification as set forth above.

Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.

The indemnification and advancement of expenses provided for in our bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to other agreements, shareholders’ and board resolutions and our articles of incorporation.

Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however , that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel that has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

(g) Each undersigned Registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
The purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 21st day of November, 2012.

LINCOLN NATIONAL CORPORATION

By:	/s/ Randal J. Freitag
Randal J. Freitag, Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Dennis R. Glass* Dennis R. Glass	President and Chief Executive Officer (Principal Executive Officer) and a Director	November 21, 2012

/s/ Randal J. Freitag Randal J. Freitag	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 21, 2012

/s/Douglas N. Miller Douglas N. Miller	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 21, 2012

William J. Avery*	Director	November 21, 2012

William H. Cunningham*	Director	November 21, 2012

George W. Henderson, III*	Director	November 21, 2012

Eric G. Johnson*	Director	November 21, 2012

Gary C. Kelly*	Director	November 21, 2012

M. Leanne Lachman*	Director	November 21, 2012

Michael F. Mee*	Director	November 21, 2012

William Porter Payne*	Director	November 21, 2012

Patrick S. Pittard*	Director	November 21, 2012

Isaiah Tidwell*	Director	November 21, 2012

*By:       /s/ Charles A. Brawley, III
Charles A. Brawley, III, Attorney-in-Fact
(Pursuant to Powers of Attorney)

INDEX TO EXHIBITS

3.1	LNC Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 17, 2010.
3.2
Articles of Amendment dated May 25, 2011 to the Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on May 31, 2011.

3.3	Amended and Restated Bylaws of LNC (effective May 31, 2011) are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed May 31, 2011.
5.1	Opinion of Marcie J Weber, Esq., as to the legality of the securities being registered.
5.2	Opinion of Andrew Scanlon, Esq., as to the legality of the Plan Interests.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Marcie J. Weber, Esq., is contained in Exhibit 5.1 (included in Exhibit 5.1).
23.3	Consent of Andrew Scanlon, Esq., is contained in Exhibit 5.2 (included in Exhibit 5.2)
24	Powers of Attorney.

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